Exhibit 10.2

Execution Copy

Sensient Technologies Corporation

€66,856,837.23 1.848% Senior Notes, Series F, due November 6, 2022

Note Purchase Agreement

Dated as of November 6, 2015

Table of Contents

(Not a part of the Agreement)

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Section 22.3.	Accounting Terms	48
Section 22.4.	Severability	48
Section 22.5.	Construction, Etc.	48
Section 22.6.	Counterparts	47
Section 22.7.	Governing Law	47
Section 22.8.	Jurisdiction and Process; Waiver of Jury Trial	47
Section 22.9.	Obligation to Make Payment in Applicable Currency	50

Signature		46

Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Schedule 5.3	—	Disclosure Materials

Schedule 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5	—	Financial Statements

Schedule 5.15	—	Existing Debt

Schedule 6	—	Existing Investments

Schedule 8.7	—	Swap Agreements

Exhibit 1	—	Form of 1.848% Senior Notes, Series F, due November 6, 2022

Exhibit 2.2	—	Form of Subsidiary Guaranty

Exhibit 4.4(a)(i)	—	Form of Opinion of Special Counsel for the Company

Exhibit 4.4(a)(ii)	—	Form of Opinion of General Counsel for the Company

Exhibit 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

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Sensient Technologies Corporation
777 East Wisconsin Avenue
Milwaukee, Wisconsin  53202‑5304

€66,856,837.23 1.848% Senior Notes, Series F, due November 6, 2022

Dated as of November 6, 2015

To Each of the Purchasers Listed in
Schedule A Hereto:

Ladies and Gentlemen:

Sensient Technologies Corporation, a Wisconsin corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

Section 1.           Authorization of Notes.

                (a)         The Company will authorize the issue and sale of €66,856,837.23 aggregate principal amount of its 1.848% Senior Notes, Series F, due November 6, 2022 (the “Series F Notes” or the “Notes,” such term to include any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement).  The Notes shall be substantially in the form set out in Exhibit 1.  Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

                (b)         The Notes shall bear interest (computed on the basis of a 360‑day year of twelve 30‑day months) on the unpaid principal amount thereof from the date of issuance, payable semiannually, on May 6 and November 6 in each year and on the maturity date of the Notes.

Section 2.           Sale and Purchase of Notes.

           Section 2.1.           Purchase and Sale of Notes.  Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non‑performance of any obligation by any other Purchaser hereunder.

           Section 2.2.           Subsidiary Guaranties  The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement may, from time to time at the election of the Company, be absolutely and unconditionally guaranteed by any Subsidiary who delivers a guaranty pursuant to Section 9.7, (each, a “Subsidiary Guarantor”) pursuant to the guaranty agreement substantially in the form of Exhibit 2.2 attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, a “Subsidiary Guaranty”).

Sensient Technologies Corporation	Note Purchase Agreement
Section 3.           Closing.

The execution and delivery of this Agreement will be made at the offices of Chapman and Cutler LLP, 111 W. Monroe Street, Chicago, Illinois 60603, on November 6, 2015.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing (the “Closing”) on November 6, 2015.  At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note of the Notes so to be purchased or such greater number of Notes in denominations of at least €1,000,000 (or its equivalent in the relevant currency of payment) as such Purchaser may request dated the date of the Closing and registered in such Purchaser’s name or in the name of its nominee, against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number NL31BKMG0261109057 at Bank Mendes Gans, SWIFT: BKMGNL2A, P.O. Box 198, 1000 AD Amsterdam, Netherlands, for credit to the account of the Company.  If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4.           Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

           Section 4.1.           Representations and Warranties. Except with respect to representations contained in Section 5 which indicate otherwise, the representations and warranties of the Company in this Agreement shall be correct at the time of the Closing.

           Section 4.2.           Performance; No Default.  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.  Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.  Neither the Company nor any Subsidiary shall have entered into any transaction since October 6, 2015 that would have been prohibited by Section 10 had such Section applied since such date nor shall a Change in Control or Control Event have occurred.

Sensient Technologies Corporation	Note Purchase Agreement
           Section 4.3.           Compliance Certificates.

                (a)           Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                (b)           Secretary’s Certificate.  The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

           Section 4.4.           Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a)(i) from Allen & Overy LLP, special counsel for the Company, covering the matters set forth in Exhibit 4.4(a)(i) and (ii) from John L. Hammond, Esq., General Counsel for the Company, covering the matters set forth in Exhibit 4.4(a)(ii) and in each such case covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

           Section 4.5.           Purchase Permitted by Applicable Law, Etc.  On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

           Section 4.6.           Sale of Other Notes.  Contemporaneously with the Closing, the Company shall sell to each other Purchaser, and each other Purchaser shall purchase, the Notes to be purchased by it at the Closing as specified in Schedule A; provided, that the condition set forth in this Section 4.6 may be deemed satisfied notwithstanding the failure of any Purchaser to purchase the Notes to be purchased by it as specified in Schedule A solely as a result of the bankruptcy, insolvency or reorganization of such Purchaser or order of a Governmental Authority with jurisdiction over such Purchaser.

           Section 4.7.           Payment of Special Counsel Fees.  Without limiting the provisions of Section 15.1, the Company shall have paid on or before the date of the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such date.

Sensient Technologies Corporation	Note Purchase Agreement
           Section 4.8.           Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for Notes.

           Section 4.9.           Changes in Corporate Structure.  The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

           Section 4.10.         Funding Instructions.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

           Section 4.11.         Amendments.  Such Purchaser shall have received evidence that amendments, in form and substance satisfactory to such Purchaser, to the Bank Credit Agreement and the respective note purchase agreements pursuant to which the 2009 Notes, the 2011 Notes and the 2013 Notes were issued are in full force and effect.

           Section 4.12.         Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5.           Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser that:

           Section 5.1.           Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

           Section 5.2.           Authorization, Etc.  This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Sensient Technologies Corporation	Note Purchase Agreement
           Section 5.3.           Disclosure.  This Agreement and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Since December 31, 2014, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

           Section 5.4.           Organization of Subsidiaries; Affiliates.  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and (ii) the Company’s Affiliates, other than Subsidiaries.

                (b)          All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 that are owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                (c)           Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                (d)            No Subsidiary is a party to, or otherwise subject to, any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Sensient Technologies Corporation	Note Purchase Agreement
           Section 5.5.           Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year‑end adjustments).  The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

           Section 5.6.           Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by‑laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

           Section 5.7.           Governmental Authorizations, Etc.  Except for the filing of a Current Report on SEC Form 8‑K with the SEC with respect to this Agreement and the transactions contemplated hereby, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

           Section 5.8.           Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                (b)        Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Sensient Technologies Corporation	Note Purchase Agreement
           Section 5.9.           Taxes.  The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.  The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2009.

           Section 5.10.         Title to Property; Leases.  The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

           Section 5.11.         Licenses, Permits, Etc.  (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

                (b)          To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

                (c)          To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

           Section 5.12.         Compliance with ERISA.  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

Sensient Technologies Corporation	Note Purchase Agreement
(b)      The present value of the aggregate benefit liabilities under each of the Plans subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $5,000,000 in the case of any single Plan and by more than $10,000,000 in the aggregate for all Plans.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)      The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)      The expected post retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)      The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)‑(D) of the Code.  The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

           Section 5.13.         Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

           Section 5.14.         Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Notes to repay existing Debt and for general corporate purposes and in compliance with all laws referenced in Section 5.16.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Sensient Technologies Corporation	Note Purchase Agreement
           Section 5.15.         Existing Debt; Future Liens.  (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of September 30, 2015 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries.  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                (b)           Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

                (c)           Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company or any Subsidiary, except as specifically indicated in Schedule 5.15.

           Section 5.16.         Foreign Assets Control Regulations, Etc.  (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is the subject of any OFAC Sanctions Program, or (iii) otherwise blocked or subject to sanctions under any other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”).  Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

Sensient Technologies Corporation	Note Purchase Agreement
                (b)           No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

                (c)           Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.  The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

                (d)            (1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

                (2)          To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business, or to otherwise secure an advantage, in violation of applicable law; and

Sensient Technologies Corporation	Note Purchase Agreement
                (3)         No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage.  The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

           Section 5.17.         Status under Certain Statutes.  Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

           Section 5.18.        Environmental Matters.  (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)     Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)       Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d)       All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 6.             Representations of the Purchasers.

           Section 6.1.          Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Sensient Technologies Corporation	Note Purchase Agreement
           Section 6.2.           Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

               (a)         the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95‑60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95‑60) or by the same employee organization in the general account do not exceed ten percent (10%) of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

                (b)        the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

                (c)         the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90‑1, or (ii) a bank collective investment fund, within the meaning of the PTE 91‑38 and, except as have been disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                (d)         the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

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                (e)         the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

                (f)          the Source is a governmental plan; or

                (g)         the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

                (h)         the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.           Information as to the Company.

           Section 7.1.           Financial and Business Information.  The Company shall deliver to each holder of Notes that is an Institutional Investor:

               (a)       Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

            (i)           a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

Sensient Technologies Corporation	Note Purchase Agreement
            (ii)           consolidated statements of earnings, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year‑end adjustments; provided that delivery within the time period specified above of copies of the Company’s Form 10‑Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a); and provided, further, that the Company shall be deemed to have made such delivery of such Form 10‑Q if it shall have timely made such Form 10‑Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at:  http//www.sensient.com) and shall have given each Purchaser and holder of a Note prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

               (b)        Annual Statements — within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10‑K (the “Form 10‑K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of,

            (i)           a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

            (ii)           consolidated statements of earnings, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

           (1)           an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with the standards of the Public Company Oversight Board (United States), and that such audit provides a reasonable basis for such opinion in the circumstances, and

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           (2)           a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

provided that the delivery within the time period specified above of the Company’s Form 10‑K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a‑3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, together with the accountant’s certificate described in clause (2) above (the “Accountants’ Certificate”), shall be deemed to satisfy the requirements of this Section 7.1(b); provided, further, that the Company shall be deemed to have made such delivery of such Form 10‑K if it shall have timely made Electronic Delivery thereof, in which event the Company shall separately deliver, concurrently with such Electronic Delivery, the Accountants’ Certificate;

               (c)         SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability or to its public securities holders generally) and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

               (d)         Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

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               (e)       ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

            (i)           with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

            (ii)           the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

            (iii)           any event, transaction or condition that could reasonably result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

               (f)       Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

               (g)      Resignation or Replacement of Auditors — within ten days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such supporting information as the Required Holders may reasonably request; and

               (h)      Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10‑Q and Form 10‑K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including, without limitation, such information as is required by SEC Rule 144A under the Securities Act to be delivered to any prospective transferee of the Notes.

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           Section 7.2.           Officer’s Certificate.  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of such financial statements, shall be by separate concurrent delivery of such certificate to each Purchaser and each holder of Notes):

               (a)        Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through Section 10.4, inclusive, Section 10.6 and covenants incorporated herein pursuant to Section 9.8 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

               (b)     Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

           Section 7.3.          Visitation.  The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

              (a)        No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

               (b)       Default — if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

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Section 8.           Prepayment of the Notes.

           Section 8.1.           Maturity. As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.

           Section 8.2.           Optional Prepayments.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 or such lesser amount as shall be outstanding, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make‑Whole Amount and the Swap Breakage Amount, each determined for the prepayment date with respect to such principal amount.  The Company will give each holder of the Notes written notice of each optional prepayment under this Section 8.2(a) not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each such Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make‑Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of the Notes a certificate of a Senior Financial Officer specifying the calculation of such Make‑Whole Amount as of the specified prepayment date.

           Section 8.3.           Change in Control.

                (a)          Notice of Change in Control or Control Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.3.  If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.3.

                (b)         Condition to Company Action.  The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.3, accompanied by the certificate described in subparagraph (g) of this Section 8.3, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.3.

                (c)          Offer to Prepay Notes.  The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”).  If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.3, such date shall be not less than 30 days and not more than 120 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

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                (d)         Acceptance/Rejection.  A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company not later than 15 days after receipt by such holder of the most recent offer of prepayment.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute an acceptance of such offer by such holder.

                (e)          Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, plus the Make‑Whole Amount and the Swap Breakage Amount, each determined for the prepayment date with respect to such principal amount.

                (f)           Deferral Pending Change in Control.  The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (c) and accepted in accordance with subparagraph (d) of this Section 8.3 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made.  In the event that such Change in Control has not occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Control occurs.  The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

                (g)         Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the estimated Make‑Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation; (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (vi) that the conditions of this Section 8.3 have been fulfilled; and (vii) in reasonable detail, the nature and date or proposed date of the Change in Control.

                (h)         Certain Definitions.  “Change in Control” shall be deemed to have occurred if any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d‑5 under the Exchange Act),

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           (i)             become the “beneficial owners” (as such term is used in Rule 13d‑3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company’s Voting Stock, or

           (ii)            acquire after the date of the Closing (x) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Company, through beneficial ownership of the capital stock of the Company or otherwise, or (y) all or substantially all of the properties and assets of the Company in a manner which does not require compliance with Section 10.5(c).

“Control Event” means:

           (1)            the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

           (2)            the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

           (3)            the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d‑5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

           (i)           All calculations contemplated in this Section 8.3 involving the capital stock of any Person shall be made with the assumption that all convertible Securities of such Person then outstanding and all convertible Securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of capital stock of such Person were exercised at such time.

           Section 8.4.           Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.  All partial prepayments made pursuant to Section 8.3 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

           Section 8.5.           Maturity; Surrender, Etc.  In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date, and with the Make‑Whole Amount, if any, and the Swap Breakage Amount, if any.

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From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make‑Whole Amount, if any, and Swap Breakage Amount, if any, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

           Section 8.6.           Purchase of Notes.  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days.  If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

           Section 8.7.           Make-Whole Amount.

           (a)           Make-Whole Amount with respect to Non‑Swapped Notes.  The term “Make-Whole Amount” means, with respect to any Non-Swapped Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Non-Swapped Note over the amount of such Called Principal; provided, however, that the Make-Whole Amount may in no event be less than zero.

For the purposes of determining the Make-Whole Amount with respect to any Non-Swapped Note, the following terms have the following meanings:

“Called Principal” means the principal of such Non-Swapped Note that is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Non‑Swapped Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Non-Swapped Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

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“Non-Swapped Note” means any Note other than a Swapped Note.

“Recognized German Bund Market Makers” means two internationally recognized dealers of German Bunds reasonably selected by holders of at least 51% of the Non‑Swapped Notes denominated in Euros.

“Reinvestment Yield” means, with respect to the Called Principal of any Non‑Swapped Note, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by (i) the ask‑side yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PXGE” on Bloomberg Financial Markets (or such other display as may replace “Page PXGE” on Bloomberg Financial Markets) for the benchmark German Bund having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields as determined by Recognized German Bund Market Makers.  Such implied yield will be determined, if necessary, by (a) converting quotations to bond‑equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the benchmark German Bund with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the benchmark German Bund with the maturity closest to and less than the Remaining Average Life of such Called Principal.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Non-Swapped Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one‑twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Non-Swapped Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Non-Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, Section 8.3 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Non‑Swapped Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Sensient Technologies Corporation	Note Purchase Agreement
           (b)           Make-Whole Amount with respect to Swapped Notes.  The term “Make-Whole Amount” means, with respect to any Swapped Note, an amount equal to the excess, if any, of the Swapped Note Discounted Value with respect to the Swapped Note Called Notional Amount related to such Swapped Note over such Swapped Note Called Notional Amount; provided, however, that the Make-Whole Amount may in no event be less than zero. All payments of Make-Whole Amount in respect of any Swapped Note shall be made in Dollars.

For the purposes of determining the Make‑Whole Amount with respect to any Swapped Note, the following terms have the following meanings:

“New Swap Agreement” means any cross-currency swap agreement pursuant to which the holder of a Swapped Note is to receive payment in Dollars and which is entered into in full or partial replacement of an Original Swap Agreement as a result of such Original Swap Agreement having terminated for any reason other than a non-scheduled prepayment or a repayment of such Swapped Note prior to its scheduled maturity.  The terms of a New Swap Agreement with respect to any Swapped Note do not have to be identical to those of the Original Swap Agreement with respect to such Swapped Note.

“Original Swap Agreement” means, with respect to any Swapped Note, (x) a cross-currency swap agreement and annexes and schedules thereto (an “Initial Swap Agreement”) that is entered into on an arm's length basis by the original purchaser of such Swapped Note (or any affiliate thereof) in connection with the execution of this Agreement and the purchase of such Swapped Note and relates to the scheduled payments by the Company of interest and principal on such Swapped Note, under which the holder of such Swapped Note is to receive payments from the counterparty thereunder in Dollars and which is more particularly described on Schedule 8.7 hereto, (y) any Initial Swap Agreement that has been assumed (without any waiver, amendment, deletion or replacement of any material economic term or provision thereof) by a holder of a Swapped Note in connection with a transfer of such Swapped Note and (z) any Replacement Swap Agreement; and a “Replacement Swap Agreement” means, with respect to any Swapped Note, a cross-currency swap agreement and annexes and schedules thereto with payment terms and provisions (other than a reduction in notional amount, if applicable) identical to those of the Initial Swap Agreement with respect to such Swapped Note that is entered into on an arm's length basis by the holder of such Swapped Note in full or partial replacement (by amendment, modification or otherwise) of such Initial Swap Agreement (or any subsequent Replacement Swap Agreement) in a notional amount not exceeding the outstanding principal amount of such Swapped Note following a non-scheduled prepayment or a repayment of such Swapped Note prior to its scheduled maturity. Any holder of a Swapped Note that enters into, assumes or terminates an Initial Swap Agreement or Replacement Swap Agreement shall within a reasonable period of time thereafter deliver to the Company a notice of the principal economic terms of the confirmation, assumption or termination related thereto.

“Swap Agreement” means, with respect to any Swapped Note, an Original Swap Agreement or a New Swap Agreement, as the case may be.

Sensient Technologies Corporation	Note Purchase Agreement
“Swapped Note” means any Note that as of the date of the Closing is subject to a Swap Agreement covering the full principal amount of the Note.  A “Swapped Note” shall no longer be deemed a “Swapped Note” at such time as the related Swap Agreement ceases to be in force in respect thereof, unless (and until) a Replacement Swap Agreement or New Swap Agreement is entered into.

“Swapped Note Called Notional Amount” means, with respect to any Swapped Note Called Principal of any Swapped Note, the payment in Dollars due to the holder of such Swapped Note under the terms of the Swap Agreement to which such holder is a party, attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled maturity date, provided that if such Swap Agreement is not an Initial Swap Agreement, then the “Swapped Note Called Notional Amount” in respect of such Swapped Note shall not exceed the amount in Dollars which would have been due to the holder of such Swapped Note under the terms of the Initial Swap Agreement to which such holder was a party (or if such holder was never party to an Initial Swap Agreement, then the last Initial Swap Agreement to which the most recent predecessor in interest to such holder as a holder of such Swapped Note was a party), attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled maturity date.

“Swapped Note Called Principal” means, with respect to any Swapped Note, the principal of such Swapped Note that is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Swapped Note Discounted Value” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note that is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires, the amount obtained by discounting all Swapped Note Remaining Scheduled Swap Payments corresponding to the Swapped Note Called Notional Amount of such Swapped Note from their respective scheduled due dates to the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Swapped Note is payable) equal to the Swapped Note Reinvestment Yield with respect to such Swapped Note Called Notional Amount.

“Swapped Note Reinvestment Yield” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by (i) the ask‑side yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg Financial Markets (“Bloomberg”)) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported for the latest day for which such yields have been so reported as of the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in U.S. Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date.   Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond‑equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Swapped Note Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Swapped Note Remaining Average Life.  The Swapped Note Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Swapped Note.

Sensient Technologies Corporation	Note Purchase Agreement
“Swapped Note Remaining Average Life” means, with respect to any Swapped Note Called Notional Amount, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (x) such Swapped Note Called Notional Amount into (y) the sum of the products obtained by multiplying (1) the principal component of each Swapped Note Remaining Scheduled Swap Payments with respect to such Swapped Note Called Notional Amount by (2) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount and the scheduled due date of such Swapped Note Remaining Scheduled Swap Payments.

“Swapped Note Remaining Scheduled Swap Payments” means, with respect to the Swapped Note Called Notional Amount relating to any Swapped Note, the payments due to the holder of such Swapped Note in Dollars under the terms of the Swap Agreement to which such holder is a party which correspond to all payments of the Swapped Note Called Principal of such Swapped Note corresponding to such Swapped Note Called Notional Amount and interest on such Swapped Note Called Principal (other than that portion of the payment due under such Swap Agreement corresponding to the interest accrued on the Swapped Note Called Principal to the Swapped Note Settlement Date) that would be due after the Swapped Note Settlement Date in respect of such Swapped Note Called Notional Amount assuming that no payment of such Swapped Note Called Principal is made prior to its originally scheduled payment date, provided that if such Swapped Note Settlement Date is not a date on which an interest payment is due to be made under the terms of such Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Swapped Note Settlement Date and required to be paid on such Swapped Note Settlement Date pursuant to Section 8.2, Section 8.3 or Section 12.1.

“Swapped Note Settlement Date” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note Called Principal of any Swapped Note, the date on which such Swapped Note Called Principal is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Sensient Technologies Corporation	Note Purchase Agreement
           Section 8.8.           Swap Breakage.  If any Swapped Note is prepaid pursuant to Section 8.2, Section 8.3 or Section 10.6 or has become or is declared to be immediately due and payable pursuant to Section 12.1, then (a) any resulting Net Loss in connection therewith shall be reimbursed to the holder of such Swapped Note by the Company in Dollars upon any such prepayment or repayment of such Swapped Note and (b) any resulting Net Gain in connection therewith shall be deducted (i) from the Make-Whole Amount, if any, or any principal or interest to be paid to the holder of such Swapped Note by the Company upon any such prepayment of such Swapped Note pursuant to Section 8.2, Section 8.3 or Section 10.6 or (ii) from the Make-Whole Amount, if any, to be paid to the holder of such Swapped Note by the Company upon any such repayment of such Swapped Note pursuant to Section 12.1, provided that, in either case, the Make-Whole Amount, in respect of such Swapped Note may in no event be less than zero. Each holder of a Swapped Note shall be responsible for calculating its own Net Loss or Net Gain, as the case may be, and Swap Breakage Amount in Dollars upon the prepayment or repayment of all or any portion of such Swapped Note, and such calculations as reported to the Company in reasonable detail shall be binding on the Company absent demonstrable error.

As used in this Section 8.8 with respect to any Swapped Note that is prepaid or accelerated: “Net Loss” means the amount, if any, by which the Swapped Note Called Notional Amount exceeds the sum of (x) the Swapped Note Called Principal plus (or minus in the case of an amount paid) (y) the Swap Breakage Amount received (or paid) by the holder of such Swapped Note; and “Net Gain” means the amount, if any, by which the Swapped Note Called Notional Amount is exceeded by the sum of (x) the Swapped Note Called Principal plus (or minus in the case of an amount paid) (y) the Swap Breakage Amount received (or paid) by such holder. For purposes of any determination of any “Net Loss” or “Net Gain,” the Swapped Note Called Principal shall be determined by the holder of the affected Swapped Note by converting Euros into Dollars at the current Euros/Dollar exchange rate, as determined as of 10:00 A.M. (New York City time) on the day such Swapped Note is prepaid or accelerated as indicated on the applicable screen of Bloomberg Financial Markets and any such calculation shall be reported to the Company in reasonable detail and shall be binding on the Company absent demonstrable error.

As used in this Section 8.8, “Swap Breakage Amount” means, with respect to the Swap Agreement associated with any Swapped Note, in determining the Net Loss or Net Gain, the amount that would be received (in which case the Swap Breakage Amount shall be positive) or paid (in which case the Swap Breakage Amount shall be negative) by the holder of such Swapped Note as if such Swap Agreement had terminated due to the occurrence of an event of default with the holder of such Swapped Note as the defaulting party or an early termination with the holder of such Swapped Note as the sole affected party under the ISDA 1992 Multi-Currency Cross Border Master Agreement or ISDA 2002 Master Agreement, as applicable (the “ISDA Master Agreement”); provided, however, that if such holder (or its predecessor in interest with respect to such Swapped Note) was, but is not at the time, a party to an Original Swap Agreement but is a party to a New Swap Agreement, then the Swap Breakage Amount shall mean the lesser of (x) the gain or loss (if any) which would have been received or incurred (by payment, through off-set or netting or otherwise) by the holder of such Swapped Note under the terms of the Original Swap Agreement (if any) in respect of such Swapped Note to which such holder (or any affiliate thereof) was a party (or if such holder was never a party to an Original Swap Agreement, then the last Original Swap Agreement to which the most recent predecessor in interest to such holder as a holder of a Swapped Note was a party) and which would have arisen as a result of the payment of the Swapped Note Called Principal on the Swapped Note Settlement Date and (y) the gain or loss (if any) actually received or incurred by the holder of such Swapped Note, in connection with the payment of such Swapped Note Called Principal on the Swapped Note Settlement Date, under the terms of the New Swap Agreement to which such holder (or any affiliate thereof) is a party.  The holder of such Swapped Note will make all calculations related to the Swap Breakage Amount in good faith and in accordance with its customary practices for calculating such amounts under the ISDA Master Agreement pursuant to which such Swap Agreement shall have been entered into and assuming for the purpose of such calculation that there are no other transactions entered into pursuant to such ISDA Master Agreement (other than such Swap Agreement).

Sensient Technologies Corporation	Note Purchase Agreement
The Swap Breakage Amount shall be payable in Dollars.

Section 9.           Affirmative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

           Section 9.1.           Compliance with Laws.  Without limiting Section 10.9, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           Section 9.2.           Insurance.  The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co‑insurance and self‑insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

           Section 9.3.           Maintenance of Properties.  The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Sensient Technologies Corporation	Note Purchase Agreement
           Section 9.4.           Payment of Taxes and Claims.  The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

           Section 9.5.           Legal Existence, Etc.  Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect its legal existence.  Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries (unless merged into the Company or a Wholly‑owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

           Section 9.6.           Books and Records.  The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company, or such Subsidiary, as the case may be.

           Section 9.7.           Guaranty by Subsidiaries.  (a) The Company may, at its election, at any time or from time to time, cause any Subsidiary which is not then a Subsidiary Guarantor to become a Subsidiary Guarantor by satisfying the following conditions:

           (i)             deliver to each of the holders of the Notes of an executed counterpart of a Subsidiary Guaranty, or joinder agreement in respect of an existing Subsidiary Guaranty, as appropriate executed by such Subsidiary;

           (ii)            deliver to each of the holders of the Notes of a certificate signed by the president, a vice president or another authorized officer of such Subsidiary (A) making representations and warranties to the effect of those contained in Sections 5.1, 5.2, 5.6 and 5.7, but with respect to such Subsidiary and such Subsidiary Guaranty, as applicable and (B) certifying that at such time (and after giving effect to such Subsidiary Guaranty) (1) no Default or Event of Default shall have occurred and be continuing and (2) such Subsidiary (x) will not be insolvent, (y) will not be engaged in any business or transaction, or about to engage in any business or transaction, for which it has unreasonably small capital and (z) does not intend to, and will not, hinder, delay or defraud any Person to which it is, or will become, indebted, in each of the foregoing such cases after taking into account the reasonable likelihood of having to perform under such Subsidiary Guaranty;

Sensient Technologies Corporation	Note Purchase Agreement
           (iii)           deliver to each of the holders of the Notes such documents and evidence with respect to such Subsidiary as the Required Holders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by such Subsidiary Guaranty;

           (iv)           deliver to each holder of a Note an opinion or opinions of counsel to the combined effect that the Subsidiary Guaranty of such Subsidiary has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid and binding obligation enforceable against such Subsidiary Guarantor in accordance with its terms, subject to customary and reasonable exceptions and assumptions under the circumstances;

           (v)            payment of all reasonable fees and expenses of the holders of the Notes, including, without limitation, the reasonable fees of not more than one special counsel representing all of the holders of the Notes, incurred in connection with the execution and delivery of the Subsidiary Guaranty and the related opinion described above; and

           (vi)           deliver to each holder of a Note of evidence of the appointment of the Company as such Subsidiary’s agent to receive, for it and on it’s behalf service of process in the State of New York with respect thereto.

           (b)           The Company may further, from time to time at its discretion and upon written notice from the Company to the holders of the Notes referring to this Section 9.7(b) (which notice shall contain a certification (including setting forth the information (including reasonably detailed computations) reasonably required to confirm the conclusions contained therein) by a Responsible Officer as to (i) the matters specified in clauses (c) and (d) below and (ii) that no Default or Event of Default shall have occurred and then be continuing or shall result therefrom) (the “Termination Notice”), terminate the Subsidiary Guaranty issued by a Subsidiary Guarantor with effect from the date of such notice, so long as no Default or Event of Default shall have occurred and then be continuing or shall result therefrom.

           (c)           The Company agrees that so long as any Subsidiary is a guarantor or a borrower under or with respect to the Bank Credit Agreement, the 2009 Notes, the 2011 Notes or the 2013 Notes, such Subsidiary shall at all such times be a Subsidiary Guarantor.

           (d)           The Company agrees that it will not, nor will it permit any Subsidiary or Affiliate to, directly or indirectly, pay or cause to be paid any consideration or remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any creditor of the Company or of any Subsidiary Guarantor as consideration for or as an inducement to the entering into by any such creditor of any release or discharge of any Subsidiary Guarantor with respect to any liability of such Subsidiary Guarantor as an obligor or guarantor under or in respect of Debt of the Company, unless such consideration or remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding.

Sensient Technologies Corporation	Note Purchase Agreement
           Section 9.8.           Most Favored Lender Status.  (a) If the Company or any Subsidiary Guarantor (i) is as of the date of this Agreement a party to the Bank Credit Agreement or the note purchase agreement relating to the 2009 Notes, the 2011 Notes or the 2013 Notes (an “Existing Credit Facility”), or (ii) after the date of this Agreement enters into any amendment or other modification of any Existing Credit Facility (an “Amended Credit Facility”) or (iii) enters into any new credit facility, whether with commercial banks or other Institutional Investors pursuant to a credit agreement, note purchase agreement or other like agreement (in any such case, a “New Credit Facility”) after the date of this Agreement under which the Company or any Subsidiary Guarantor may incur Debt in an amount equal to or greater than $50,000,000 (or the equivalent in the relevant currency), that in any such case as on the date of this Agreement, or after the date of this Agreement, results in one or more additional or more restrictive covenants or events of default than those contained in this Agreement being contained in any such Existing Credit Facility, Amended Credit Facility or New Credit Facility, as the case may be (such additional or more restrictive covenant or event of default, as the case may be, together with all definitions relating thereto, in the case of an Existing Credit Facility, including as amended by an Amended Credit Facility, the “Existing Facility Additional Provision(s)” and in the case of a New Credit Facility, the “New Facility Additional Provision(s)” and such covenants and events of default shall be an Existing Facility Additional Provision(s) or New Facility Additional Provision(s) only to the extent not already included herein, or if already included herein, only to the extent more restrictive than the analogous covenants or events of default included herein), then the terms of this Agreement, without any further action on the part of the Company, any Subsidiary Guarantor or any of the holders of the Notes, will unconditionally be deemed on the effective date of such Amended Credit Facility or New Credit Facility, as the case may be, or the date hereof in the case of an Existing Credit Facility to be automatically amended to include the Existing Facility Additional Provision(s) or such New Facility Additional Provision(s), as the case may be, and any event of default in respect of any such additional or more restrictive covenant(s) so included herein shall be deemed to be an Event of Default under Section 11(c) (after giving effect to any grace or cure provisions under such Existing Facility Additional Provision(s) or such New Facility Additional Provision(s) or event of default), subject to all applicable terms and provisions of this Agreement, including, without limitation, all rights and remedies exercisable by the holders of the Notes hereunder.

           (b)           If after the date of execution of any Amended Credit Facility or a New Credit Facility, as the case may be, or in the case of an Existing Credit Facility, if after the date hereof, any one or more of the Existing Facility Additional Provision(s) or the New Facility Additional Provision(s) is excluded, terminated, loosened, tightened, amended or otherwise modified under the corresponding Existing Credit Facility, Amended Credit Facility or New Credit Facility, as applicable, then and in such event any such Existing Facility Additional Provision(s) or New Facility Additional Provision(s) theretofore included in this Agreement pursuant to the requirements of Section 9.8(a) shall then and thereupon automatically and without any further action by any Person be so excluded, terminated, loosened, tightened or otherwise amended or modified under this Section 9.8(b) to the same extent as the exclusion, termination, loosening, tightening of other amendment or modification thereof under the Existing Credit Facility, Amended Credit Facility or New Credit Facility; provided that if a Default or Event of Default shall have occurred and be continuing by reason of the Existing Facility Additional Provision(s) or the New Facility Additional Provision(s) at the time any such Existing Facility Additional Provision(s) or New Facility Additional Provision(s) is or are to be so excluded, terminated, loosened, tightened, amended or modified under this Section 9.8(b), the prior written consent thereto of the Required Holders shall be required as a condition to the exclusion, termination, loosening, tightening or other amendment or modification of any such Existing Facility Additional Provision(s) or New Facility Additional Provision(s), as the case may be; and provided, further, that in any and all events, the covenant(s) or event(s) of default (and related definitions) constituting any covenant and Events of Default contained in this Agreement as in effect on the date of this Agreement (and as amended otherwise than by operation of Section 9.8(a)) shall not in any event be deemed or construed to be excluded, loosened or relaxed by operation of the terms of this Section 9.8(b), and only any such Existing Facility Additional Provision(s) or New Facility Additional Provision(s) shall be so excluded, terminated, loosened, tightened, amended or otherwise modified pursuant to the terms hereof.

Sensient Technologies Corporation	Note Purchase Agreement
           (c)           The Company shall notify the holders of the Notes of the inclusion or amendment of any covenants or events of default by operation of Section 9.8 and from time to time, upon request by the Required Holders, promptly execute and deliver at its expense (including, without limitation, the reasonable and documented fees and expenses of one counsel for the holders of the Notes, taken as a whole) an amendment to this Agreement in form and substance reasonably satisfactory to the Required Holders evidencing that, pursuant to this Section 9.8, this Agreement then and thereafter includes, excludes, amends or otherwise modifies any Existing Facility Additional Provision(s) or New Facility Additional Provision(s), as the case may be; provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment.

           (d)           The Company agrees that it will not, nor will it permit any Subsidiary or Affiliate to, directly or indirectly, pay or cause to be paid any consideration or remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any creditor of the Company, any co‑obligor or any Subsidiary Guarantor as consideration for or as an inducement to the entering into by any such creditor of any amendment, waiver or other modification to any Existing Credit Facility, Amended Credit Facility or New Credit Facility, as the case may be, the effect of which amendment, waiver or other modification is to exclude, terminate, loosen, tighten or otherwise amend or modify any Existing Facility Additional Provision(s) or New Facility Additional Provision(s), unless such consideration or remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding.

Section 10.           Negative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

           Section 10.1.         [Reserved].

Sensient Technologies Corporation	Note Purchase Agreement
           Section 10.2.         Limitations on Debt.  (a) The Company will not permit the ratio of Consolidated Total Net Debt to Consolidated EBITDA to exceed 3.50 to 1.00 for each twelve‑month period ending on the last day of each fiscal quarter of the Company.

           (b)           The Company will not at any time permit (i) the aggregate amount of Debt of the Company and its Subsidiaries secured by any Lien created or incurred within the limitations of Section 10.4(h) to exceed 10% of Consolidated Adjusted Net Worth, and (ii) the aggregate amount of all Consolidated Priority Debt (including, without limitation, all Debt of the Company and its Subsidiaries secured by any Lien created or incurred within the limitations of Section 10.4(h)) to exceed 20% of Consolidated Adjusted Net Worth.

           (c)           Any Person which becomes a Subsidiary after the date hereof shall for all purposes of this Section 10.2 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Debt of such Person existing immediately after it becomes a Subsidiary.

           Section 10.3.         Fixed Charges Coverage Ratio.  The Company will keep and maintain the ratio of Consolidated Net Earnings Available for Fixed Charges to Consolidated Fixed Charges for each period of four consecutive fiscal quarters at not less than 2.00 to 1.00, with the demonstration of compliance by the Company with this Section 10.3 to be made as at the end of each fiscal quarter.

           Section 10.4.         Negative Pledge.  The Company will not, and will not permit any of its Subsidiaries to, create, assume, or suffer to exist any Lien on any asset now owned or hereafter acquired, except:

           (a)            Liens incurred to finance the acquisition of construction of, or for the purpose of financing its physical plant, office buildings, machinery, equipment and other fixed assets used in its business and not held for sale or lease in the ordinary course of its business;

           (b)            Liens incurred or deposits made in the ordinary course of business in order to enable it to maintain self‑insurance, or to participate in any fund in connection with workers’ compensation, unemployment insurance, old‑age pensions or other social security, or to share in any privileges or other benefits available to corporations participating in any such arrangement, or for any other purpose at any time required by law or regulation promulgated by any governmental agency or office as a condition to the transaction of any business or the exercise of any privilege or license, or from depositing its assets with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond or appeal by it from any judgment or decree against it, or in connection with any other proceedings in actions at law or in equity by or against it;

           (c)            Liens securing any taxes or assessments, governmental charges or levies, if such taxes or assessments, charges or levies shall not at any time be due and payable or if the Company shall currently be contesting the validity thereof in good faith and by appropriate proceedings;

Sensient Technologies Corporation	Note Purchase Agreement
           (d)            Liens of any judgments, if such judgments shall not have remained un‑discharged or un‑stayed on appeal or otherwise for more than sixty (60) days;

           (e)            landlords’, lessors’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, laborers’ or other similar statutory Liens; provided that the Company or any of its Subsidiaries, as the case may be, is contesting the validity thereof in good faith and by appropriate proceedings;

           (f)             easements, rights‑of‑way, restrictions and other similar encumbrances which do not Materially detract from the value of the property subject thereto or interfere with the ordinary conduct of its business;

           (g)            Liens existing on the date of the Closing and securing Debt of the Company and its Subsidiaries referred to in Schedule 5.15; and

           (h)            other Liens created or incurred after the date of the Closing given to secure Debt of the Company or any Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (g) hereof; provided that (i) all Debt secured by any such Liens shall at all times be within the limitations provided in Section 10.2(b) and (ii) at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by any such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default, including, without limitation, under Section 10.2(b), would exist; provided, that, without limiting the foregoing, in the event that at any time the Company or any Subsidiary provides a Lien to or for the benefit of the lenders under the Bank Credit Agreement or the administrative agent on their behalf, the holders of the 2009 Notes, the holders of the 2011 Notes or the holders of the 2013 Notes for the purpose of securing obligations thereunder, then the Company will (if it has provided such Lien), and will cause each of its Subsidiaries that has provided such Lien to concurrently grant to or for the benefit of the holders of Notes a similar first priority Lien (subject only to Liens permitted by the Bank Credit Agreement and this Section 10.4, and ranking pari passu with the Lien provided to or for the benefit of the lenders under such Bank Credit Agreement, the holders of the 2009 Notes, the holders of the 2011 Notes or the holders of the 2013 Notes), over the same assets and property of the Company and such Subsidiary as those encumbered in respect of the Bank Credit Agreement, the 2009 Notes, the 2011 Notes or the 2013 Notes (but only for so long as such obligations under the Bank Credit Agreement, the 2009 Notes, the 2011 Notes or the 2013 Notes are secured by such Lien), in form and substance reasonably satisfactory to the Required Holders with such security to be the subject of an intercreditor agreement among the lenders under the Bank Credit Agreement or the administrative agent on their behalf, the holders of the 2009 Notes, the holders of the 2011 Notes, the holders of the 2013 Notes and the holders of Notes, which shall be reasonably satisfactory in form and substance to the Required Holders.

Sensient Technologies Corporation	Note Purchase Agreement
           Section 10.5.         Mergers, Consolidations, Etc.  The Company will not, and will not permit any Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

           (a)            any Subsidiary may merge or consolidate with or into the Company or any Wholly‑owned Subsidiary so long as in (i) any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation and (ii) in any merger or consolidation involving a Wholly‑owned Subsidiary (and not the Company), the Wholly‑owned Subsidiary shall be the surviving or continuing corporation or limited liability company;

           (b)            the Company may consolidate or merge with or into any other corporation if (i) the corporation which results from such consolidation or merger (the “Surviving Person”) is organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the Surviving Person and the Surviving Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, (iii) each Subsidiary Guarantor shall have affirmed in writing its respective obligations under its Subsidiary Guaranty, and (iv) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Event of Default would exist; and

           (c)            the Company may sell or otherwise dispose of all or substantially all of its assets (other than as provided in Section 10.6) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Company) at the time of such sale or other disposition if (i) the acquiring Person (the “Acquiring Person”) is a corporation organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the Acquiring Person and the Acquiring Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Acquiring Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, (iii) each Subsidiary Guarantor shall have affirmed in writing its respective obligations under its Subsidiary Guaranty, and (iv) at the time of such sale or disposition and immediately after giving effect thereto, no Default or Event of Default would exist.

Sensient Technologies Corporation	Note Purchase Agreement
           Section 10.6.         Sale of Assets.  The Company will not, and will not permit any Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets, including, without limitation, by way of an asset securitization or sale‑leaseback transaction (except assets sold in the ordinary course of business for fair market value and except as provided in Section 10.5(c)); provided that the foregoing restrictions do not apply to:

           (a)            the sale, lease, transfer or other disposition of assets of a Subsidiary to the Company or a Wholly‑owned Subsidiary; or

           (b)            the abandonment of assets of the Company or a Subsidiary that are no longer useful or intended to be used in the operation of the business of the Company and its Subsidiaries, provided that such abandonment would not, individually or in the aggregate, have a Material Adverse Effect;

           (c)            the sale of assets for cash or other property to a Person or Persons other than an Affiliate if all of the following conditions are met:

            (i)           such assets (valued at net book value) do not, together with all other assets of the Company and its Subsidiaries previously disposed of during the twelve‑month period then ending (other than in the ordinary course of business or as provided in Section 10.6(b) or 10.6(d)), exceed 10% of Consolidated Total Assets, and such assets (valued at net book value) do not, together with all other assets of the Company and its Subsidiaries previously disposed of during the period from the date of this Agreement to and including the date of the sale of such assets (other than in the ordinary course of business or as provided in Section 10.6(b) or 10.6(d)), exceed 30% of Consolidated Total Assets, in each such case determined as of the end of the immediately preceding fiscal year;

           (ii)           in the opinion of a Senior Financial Officer of the Company, the sale is for fair value and is in the best interests of the Company; and

           (iii)          immediately before and immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist;

provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within twelve months of the date of sale of such assets to either (A) the acquisition of assets useful and intended to be used in the operation of the business of the Company and its Subsidiaries as described in Section 10.8 and having a fair market value (as determined in good faith by a Senior Financial Officer of the Company) at least equal to that of the assets so disposed of or (B) the prepayment on a pro rata basis of Senior Debt of the Company determined, in the case of any Senior Debt of the Company denominated in a currency other than Dollars, on the basis of the exchange rate published in The Wall Street Journal on the second Business Day before the date of the applicable notice of prepayment.  It is understood and agreed by the Company and the holders of the Notes that if, and only if, any part or portion of any such proceeds are offered to the prepayment of the Notes as hereinabove provided, then and in such event shall such proceeds, or part or portion thereof, as the case may be, to the extent accepted as a prepayment of the Notes by the holders thereof, be prepaid as and to the extent provided in Section 8.2.

Sensient Technologies Corporation	Note Purchase Agreement
Without limiting the foregoing clause (B), the Company agrees that:

           (x)           the timing and manner of any offer of prepayment to the holders of the Notes shall be in the manner contemplated by Section 8.2; provided that any such offered prepayment of the Notes pursuant to this Section 10.6 will not be subject to the restrictions on minimum prepayment amounts and shall only be at 100% of the principal amount thereof, together with interest accrued and unpaid thereon to the date of such prepayment, and in no event with a Make‑Whole Amount or other premium (other than the Swap Breakage Amount, if any);

           (y)           any holder of the Notes may decline any offer of prepayment pursuant to the foregoing clause (b); and

           (z)            if such offer is so accepted, the proceeds so offered towards the prepayment of the Notes and accepted shall be prepaid and applied in the manner provided in Section 8.2, excepting only that such prepayment shall be at 100% of the principal amount thereof, together with interest accrued and unpaid thereon to the date of such prepayment, without payment of Make‑Whole Amount or other premium (other than the Swap Breakage Amount, if any).

To the extent that any holder of the Notes declines such offer of prepayment, the Company may use the remaining amount of such prepayment so declined for general corporate purposes.

           (d)           any transfer of an interest in accounts or notes receivable pursuant to an Asset Securitization which qualifies as a sale under GAAP; provided, that the aggregate amount of all Attributable Securitization Indebtedness with respect to transfers under this Section 10.6(d) shall not at any time exceed $50,000,000.

           Section 10.7.         Transactions with Affiliates.  The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s‑length transaction with a Person not an Affiliate.

Sensient Technologies Corporation	Note Purchase Agreement
           Section 10.8.         Line of Business.  The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

           Section 10.9.         Terrorism Sanctions Regulations.  The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that subjects such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

Section 11.           Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

           (a)            the Company defaults in the payment of any principal, Make‑Whole Amount, if any, or Swap Breakage Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

           (b)            the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

           (c)            the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.2 through 10.6 or incorporated herein pursuant to Section 9.8 (after giving effect to any grace or cure provisions under such Existing Facility Additional Provision(s) or such New Facility Additional Provision(s)); or

           (d)            the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

Sensient Technologies Corporation	Note Purchase Agreement
           (e)            any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in this Agreement or in any Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

           (f)             (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make‑whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $25,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $25,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (1) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000 (or its equivalent in the relevant currency of payment), or (2) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt; or

           (g)            the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

           (h)            a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding‑up or liquidation of the Company or any of its Material Subsidiaries, or any such petition shall be filed against the Company or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or

Sensient Technologies Corporation	Note Purchase Agreement
           (i)             a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

           (j)             if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post‑employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; but only if any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

           (k)            any Subsidiary Guaranty shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority that such Subsidiary Guaranty is invalid, void or unenforceable or any Subsidiary Guarantor which is a party to such Subsidiary Guaranty shall contest or deny in writing the validity or enforceability of any of its obligations under such Subsidiary Guaranty, but excluding any Subsidiary Guaranty which ceases to be in full force and effect in accordance with and by reason of the express provisions of Section 9.7(b).

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 12.           Remedies on Default, Etc.

           Section 12.1.         Acceleration.  (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

Sensient Technologies Corporation	Note Purchase Agreement
           (b)           If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

           (c)           If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (ii) the sum of the Make‑Whole Amount, if any, and the Swap Breakage Amount, if any, each determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of the Make‑Whole Amount, if any, and Swap Breakage Amount, if any, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

           Section 12.2.         Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

           Section 12.3.         Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 60% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and the Make‑Whole Amount, if any, and Swap Breakage Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and the Make‑Whole Amount, if any, and Swap Breakage Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non‑payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Sensient Technologies Corporation	Note Purchase Agreement
           Section 12.4.         No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13.           Registration; Exchange; Substitution of Notes.

           Section 13.1.         Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

           Section 13.2.         Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than €1,000,000 (or its equivalent in the relevant currency of payment); provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than €1,000,000 (or its equivalent in the relevant currency of payment).  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Sensient Technologies Corporation	Note Purchase Agreement
           Section 13.3.         Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

           (a)            in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

           (b)            in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.           Payments on Notes.

           Section 14.1.         Place of Payment.  Subject to Section 14.2, payments of principal, or Make‑Whole Amount, if any, Swap Breakage Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Citibank, N.A. in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

           Section 14.2.         Home Office Payment.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make‑Whole Amount, if any, Swap Breakage Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  The Company will make such payments in immediately available funds, no later than 1:00 p.m. New York, New York time on the date due.  If for any reason whatsoever the Company does not make any such payment by such 1:00 p.m. transmittal time, such payment shall be deemed to have been made on the next following Business Day and such payment shall bear interest at the Default Rate set forth in the Note.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Sensient Technologies Corporation	Note Purchase Agreement
Section 15.           Expenses, Etc.

           Section 15.1.         Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:  (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work‑out or restructuring of the transactions contemplated hereby and by the Notes.  The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

           Section 15.2.         Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

Section 16.           Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any Subsidiary Guaranty and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company or a Subsidiary Guarantor pursuant to this Agreement or a Subsidiary Guaranty shall be deemed representations and warranties of the Company or such Subsidiary Guarantor under this Agreement or such Subsidiary Guaranty.  Subject to the preceding sentence, this Agreement, the Notes and the Swap Indemnity Letter embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Sensient Technologies Corporation	Note Purchase Agreement
Section 17.           Amendment and Waiver.

           Section 17.1.         Requirements.  This Agreement, each Subsidiary Guaranty and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make‑Whole Amount on the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17, 20, 22.9 or 22.10.

           Section 17.2.         Solicitation of Holders of Notes.

           (a)           Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of a Subsidiary Guaranty or of the Notes.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

           (b)           Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any Note or of a Subsidiary Guaranty unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

           (c)           Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 17 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

Sensient Technologies Corporation	Note Purchase Agreement
           Section 17.3.         Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and any holder of a Note nor any delay in exercising any rights hereunder, under a Subsidiary Guaranty or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

           Section 17.4.         Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in the Notes or in any Subsidiary Guaranty to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.           Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

           (i)             if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

           (ii)            if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

           (iii)           if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Sensient Technologies Corporation	Note Purchase Agreement
Section 19.           Reproduction of Documents.

This Agreement, each Subsidiary Guaranty and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.           Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any Subsidiary Guaranty that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by such Purchaser as being confidential information of the Company or such Subsidiary; provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser; provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Sensient Technologies Corporation	Note Purchase Agreement
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

Section 21.           Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21) shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21) shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22.           Miscellaneous.

           Section 22.1.           Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Sensient Technologies Corporation	Note Purchase Agreement
           Section 22.2.        Payments Due on Non‑Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make‑Whole Amount, Swap Breakage Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

           Section 22.3.         Accounting Terms.  (a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP and (ii) all financial statements shall be prepared in accordance with GAAP; provided that in the event of any Accounting Practices Change, then the Company’s compliance with the covenants set forth in Sections 10.2(a) and 10.3 shall be determined on the basis of generally accepted accounting principles in effect immediately before giving effect to the Accounting Practices Change, until such covenants are amended in a manner satisfactory to the Company and the Required Holders in accordance with clause (b) of this Section 22.3 hereof.  For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of Debt using an amount other than par (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825‑10‑25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

           (b)           The Company shall notify the holders of the Notes of any Accounting Practices Change promptly upon becoming aware of the same.  Promptly following such notice, the Company and the holders of the Notes shall negotiate in good faith in order to effect any adjustments to Sections 10.2(a) and 10.3 necessary to reflect the effects of such Accounting Practices Change.

           Section 22.4.         Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

           Section 22.5.         Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Sensient Technologies Corporation	Note Purchase Agreement
For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

           Section 22.6.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

           Section 22.7.         Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

           Section 22.8.         Jurisdiction and Process; Waiver of Jury Trial.  (a)  The Company irrevocably submits to the non‑exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

           (b)           The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

           (c)           Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

Sensient Technologies Corporation	Note Purchase Agreement
           (d)           The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

           Section 22.9.         Obligation to Make Payment in Applicable Currency.  (a) Any payment on account of an amount that is payable hereunder or under the Notes in Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligation of the Company under this Agreement or the Notes only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above.  If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement or in the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order.  As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

           (b)           Any payment on account of an amount that is payable hereunder or under the Notes in Euros which is made to or for the account of any holder of the Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligation of the Company under this Agreement or under the Notes only to the extent of the amount of Euros which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above.  If the amount of Euros that could be so purchased is less than the amount of Euros originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement or in the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order.  As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

*     *     *     *     *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

Sensient Technologies Corporation

By
Name:
Title:

Sensient Technologies Corporation
Note Purchase Agreement

This Agreement is hereby accepted and agreed
to as of the date thereof.
New York Life Insurance Company

By
Name:
Title:

New York Life Insurance and Annuity Corporation

By:	NYL Investors LLC, its Investment Manager

By
Name:
Title:

Sensient Technologies Corporation
Note Purchase Agreement

This Agreement is hereby accepted and agreed
to as of the date thereof.
Metropolitan Life Insurance Company

MetLife Insurance Company USA
by Metropolitan Life Insurance Company, its Investment Manager

By
Name:
Title:

Sensient Technologies Corporation
Note Purchase Agreement

This Agreement is hereby accepted and agreed
to as of the date thereof.
Prudential Retirement Insurance and Annuity Company

By:	Prudential Investment Management, Inc. (as Investment Manager)

By:
Vice President

Sensient Technologies Corporation
Note Purchase Agreement

Information Relating to Purchasers
Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Schedule A
(to Note Purchase Agreement)

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“2009 Notes” means those certain notes issued pursuant to the Note Purchase Agreement dated as of November 19, 2009 among the Company and the purchasers named in Schedule A thereto.

“2011 Notes” means those certain notes issued pursuant to the Note Purchase Agreement dated as of March 22, 2011 among the Company and the purchasers named in Schedule A thereto.

“2013 Notes” means those certain notes issued pursuant to the Note Purchase Agreement dated as of April 5, 2013 among the Company and the purchasers named in Schedule A thereto.

“Accountants’ Certificate” is defined in Section 7.1.

“Accounting Practices Change” means any change in the Company’s accounting practices that is permitted or required under the standards of the Financial Accounting Standards Board.

“Acquiring Person” is defined in Section 10.5(c).

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Amended Credit Facility” is defined in Section 9.8.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Applicable Percentage” means 0.50% (50 basis points).

“Approved Jurisdiction” means the United States.

Schedule B
(to Note Purchase Agreement)

“Asset Securitization” shall mean a sale, other transfer or factoring arrangement by the Company and/or one or more of its Subsidiaries of accounts, related general intangibles and chattel paper, and the related security and collections with respect thereto to a special purpose Subsidiary (an “SPV”), and the sale, pledge or other transfer by that SPV in connection with financing provided to that SPV, which financing shall be  “non-recourse” to the Company and its Subsidiaries (other than the SPV) except pursuant to the Standard Securitization Undertakings.

“Attributable Securitization Indebtedness” shall mean, at any time with respect to an Asset Securitization by the Company or any of its Subsidiaries, the principal amount of indebtedness which (a) if the financing received by an SPV as part of such Asset Securitization is treated as a secured lending arrangement, is the principal amount of such indebtedness, or (b) if the financing received by the relevant SPV is structured as a purchase agreement, would be outstanding at such time if such financing were structured as a secured lending arrangement rather than a purchase agreement, and in any such case which indebtednesses is without recourse to the Company or any of its Subsidiaries (other than such SPV or pursuant to Standard Securitization Undertakings), in each case, together with interest payable thereon and fees payable in connection therewith.

“Bank Credit Agreement” means (a) that certain $450,000,000 Revolving Credit Facility Agreement dated October 24, 2014 among the Company, Wells Fargo Bank, National Association, as agent, and the other lenders party thereto as the same may from time to time be amended, extended, renewed or replaced and (b) any other bank, credit or other like commercial bank agreement between the Company and one or more commercial banks with the largest commitment from such bank or banks to extend credit thereunder to the Company not being less than U.S. $50,000,000.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday, a day on which commercial banks in New York City are required or authorized to be closed or a day which is not a TARGET Settlement Day, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday, a day on which commercial banks in New York, New York or Milwaukee, Wisconsin are required or authorized to be closed or a day which is not a TARGET Settlement Day.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Sensient Technologies Corporation, a Wisconsin corporation, or any successor that becomes such in the manner prescribed in Section 10.5.

“Confidential Information” is defined in Section 20.

“Consolidated Adjusted Net Worth” means, as of the date of any determination thereof the aggregate amount of the capital stock accounts (net of treasury stock, at cost) (a) plus (or minus in the case of a deficit) the surplus in retained earnings of the Company and its Subsidiaries as determined in accordance with GAAP, and (b) minus all Investments of the Company and its Subsidiaries other than Permitted Investments.

“Consolidated Cash and Cash Equivalents” means, at any time;

           (a)           cash in hand or on deposit with any acceptable bank;

           (b)           certificates of deposit, maturing within one year after the relevant date of calculation, issued by an acceptable bank;

           (c)           any investment in marketable obligations issued or guaranteed by the government of an Approved Jurisdiction or by an instrumentality or agency of the government of an Approved Jurisdiction having an equivalent credit rating;

           (d)           open market commercial paper:

           (i)           for which a recognized trading market exists;

           (ii)           issued in an Approved Jurisdiction;

           (iii)           which matures within one year after the relevant date of calculation; and

           (iv)           which has a credit rating of at least A‑1 or P‑1 (or the equivalent) by any Rating Agency or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long‑term unsecured debt obligations, an equivalent rating;

           (e)           investments in money market funds which are:

           (i)           liquidable within one month; and

           (ii)           rated AAA or Aaa (or the equivalent) by any Rating Agency;

           (f)           other short term instruments (other than open market commercial paper referred to in paragraph (d) above) which:

           (i)           mature within three months; and

           (ii)           have a credit rating of at least A‑1 or P‑1 (or the equivalent) by any Rating Agency; or

           (g)           any other instrument, security or investment approved by the Required Holders;

in each case, to which any member of the Group is beneficially entitled at that time and which is capable of being applied against Consolidated Total Debt.  An “acceptable bank” for this purpose is (a) a commercial bank or trust company which has, or which is a direct or indirect Subsidiary of a Person which has, a rating of A or higher or A2 or higher or a comparable rating from a Rating Agency for its long‑term unsecured debt obligations, (b) with respect to assets of any foreign Subsidiaries, any non‑U.S. commercial bank or trust company that is a Subsidiary of a sovereign entity which has a sovereign credit rating of A or higher or A2 or higher from a Rating Agency or (c) has been approved by the Required Holders.

“Consolidated EBITDA” for any period means the sum of (a) Consolidated Net Earnings during such period plus (to the extent deducted in determining Consolidated Net Earnings) (b) all provisions for any Federal, state, local or foreign income taxes made by the Company and its Subsidiaries during such period, (c) all provisions for depreciation and amortization (other than amortization of debt discount) made by the Company and its Subsidiaries during such period, and (d) Consolidated Interest Expense during such period, but in any event excluding, to the extent included in determining Consolidated Net Earnings, non‑operating gains and losses (including extraordinary or unusual gains and losses, gains and losses from the discontinuance of operations, gains and losses arising from the sale of assets, other than in the ordinary course of business, and other non‑recurring gains and losses).

“Consolidated Fixed Charges” for any period means on a consolidated basis the sum of (a) all Rentals (other than Rentals on Capital Leases) payable during such period by the Company and its Subsidiaries, and (b) all Interest Expense on all Debt of the Company and its Subsidiaries payable during such period.

“Consolidated Interest Expense” means all Interest Expense of the Company and its Subsidiaries for any period after eliminating intercompany items.

“Consolidated Net Earnings” for any period means the net earnings (or loss) of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, after eliminating (a) all offsetting debits and credits between the Company and its Subsidiaries, (b) any extraordinary gains or losses, (c) any equity interest of the Company in the unremitted earnings of any Person which is not a Subsidiary, (d) the net earnings of any Subsidiary to the extent the dividends or distributions of such net earnings are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation and (e) all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

“Consolidated Net Earnings Available for Fixed Charges” for any period means the sum of (a) Consolidated Net Earnings during such period plus (to the extent deducted in determining Consolidated Net Earnings), (b) all provisions for any Federal, state or other income taxes made by the Company and its Subsidiaries during such period, and (c) Consolidated Fixed Charges during such period.

“Consolidated Priority Debt” means all Priority Debt of the Company and its Subsidiaries determined on a consolidated basis eliminating inter‑company items; provided that there shall be excluded from any calculation of Consolidated Priority Debt, (a) Debt of a Subsidiary Guarantor (other than Debt of a Subsidiary Guarantor secured by a Lien created or incurred within the limitations of Section 10.4), for long as the Subsidiary Guaranty of such Subsidiary Guarantor shall each remain in full force and effect and (b) Debt of the Company or any Subsidiary secured by Liens incurred pursuant to the second proviso clause of Section 10.4(h).

“Consolidated Total Assets” means as at the date of any determination thereof, total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” means all Debt of the Company and its Subsidiaries determined on a consolidated basis eliminating inter‑company items.

“Consolidated Total Net Debt” means at any time Consolidated Total Debt less Consolidated Cash and Cash Equivalents.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Debt” with respect to any Person means, at any time, without duplication,

           (a)           its liabilities for borrowed money;

           (b)           its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

           (c)           (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

           (d)           all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

           (e)           all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

           (f)            the aggregate Swap Termination Value of all Swap Contracts of such Person; and

           (g)           any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof, notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Barclays Bank PLC in London, England as its “base” or “prime” rate for Euros.

“Disclosure Documents” is defined in Section 5.3.

“Dollars” or “$” means lawful money of the United States of America.

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Euro” or “€” means the unit of single currency of the Participating Member States.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Existing Credit Facility” is defined in Section 9.8.

“Existing Facility Additional Provision(s)” is defined in Section 9.8.

“Foreign Subsidiary” is defined in clause (j) of the definition of “Permitted Investments”.

“Form 10‑K” is defined in Section 7.1(b).

“Form 10‑Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

           (a)           the government of

           (i)           the United States of America or any State or other political subdivision thereof, or

           (ii)           any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

           (b)           any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

           (a)           to purchase such Debt or obligation or any property constituting security therefor;

           (b)           to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

           (c)           to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

           (d)           otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental law that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Expense” of the Company and its Subsidiaries for any period means all interest (including the interest component on Rentals on Capital Leases) and all amortization of debt discount and expense on any particular Debt (including, without limitation, payment‑in‑kind, zero coupon and other like Securities) for which such calculations are being made.  Computations of Interest Expense on a pro forma basis for Debt having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

“Investments” means all investments, in cash or by delivery of property, made directly or indirectly in any property or assets or in any Person, whether by acquisition of shares of capital stock, Debt or other obligations or Securities or by loan, advance, capital contribution or otherwise.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make‑Whole Amount” is defined in Section 8.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

“Material Subsidiary” means any Subsidiary of the Company accounting for (a) at least 10% of the Consolidated Net Earnings (determined in accordance with GAAP) of the Company during either one of the two fiscal years immediately preceding the date of any determination hereof or (b) at least 10% of the Consolidated Total Assets of the Company during either one of the two fiscal years immediately preceding the date of any determination hereof; provided, that each Subsidiary Guarantor shall be deemed a Material Subsidiary.

“Moody’s Investors Service” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“New Credit Facility” is defined in Section 9.8.

“New Facility Additional Provision(s)” is defined in Section 9.8.

“Non‑Swapped Note” is defined in Section 8.7(a).

“Notes” is defined in Section 1.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Participating Member State” means any member state of the European Community that maintains the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Investments” means:

           (a)           Investments by the Company and its Subsidiaries in and to Subsidiaries, including any Investment in a Person which, after giving effect to such Investment, will become a Subsidiary;

           (b)           Investments in property or assets to be used in the ordinary course of the business of the Company and its Subsidiaries as described in Section 10.8 of this Agreement;

           (c)           Investments of the Company existing as of the date of the Closing and described on Schedule 6 hereto;

           (d)           Investments in commercial paper of corporations organized under the laws of the United States or any state thereof to the extent consistent with the investment policy of the Board of Directors of the Company as in effect on the date of the Closing;

           (e)           Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, to the extent consistent with the investment policy of the Board of Directors of the Company as in effect on the date of the Closing;

           (f)            Investments in certificates of deposit and time deposits to the extent consistent with the investment policy of the Board of Directors of the Company as in effect on the date of the Closing;

           (g)           Investments in repurchase agreements with respect to any Security described in clause (e) of this definition to the extent consistent with the investment policy of the Board of Directors of the Company as in effect on the date of the Closing;

           (h)           Investments in (1) variable rate demand notes of any state of the United States or any municipality organized under the laws of any state of the United States or any political subdivision thereof, and (2) notes of any state of the United States or any municipality thereof organized under the laws of any state of the United States or any political subdivision thereof, in the case of both clauses (1) and (2) to the extent consistent with the investment policy of the Board of Directors of the Company as in effect on the date of the Closing;

           (i)            Investments in (1)  preferred stocks or (2) adjustable rate preferred stock funds, in the case of both clauses (1) and (2), are consistent with the investment policy of the Board of Directors of the Company as in effect on the date of the Closing; and

           (j)            Investments by Subsidiaries of the Company organized under any jurisdiction other than any state of the United States or the District of Columbia (in each such case a “Foreign Subsidiary”) in direct obligations of the country in which such Foreign Subsidiary is organized, in each such case maturing within twelve (12) months from the date of acquisition thereof by such Foreign Subsidiary.

“Permitted Jurisdiction” means any member state of the European Union (other than Greece) as of April 30, 2004.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Priority Debt” means (a) any Debt of the Company secured by a Lien created or incurred within the limitations of Section 10.4(h) and (b) any Debt of the Company’s Subsidiaries (other than Debt of a Subsidiary owing to another Wholly‑owned Subsidiary).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.3(c).

“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Rating Agency” means Standard & Poor’s Ratings Group or Moody’s Investors Service or any of their respective subsidiaries.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Rentals” means and includes as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.  Fixed rents under any so‑called “percentage leases” shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

“Required Holders” means, at any time, on or after the Closing, the holders of at least 51% in principal amount of all of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Debt” means all Debt of the Company which is not expressed to be subordinate or junior in rank to any other Debt of the Company.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Series F Notes” is defined in Section 1.

“Source” is defined in Section 6.2.

“SPV” has the meaning provided in the definition of  “Asset Securitization.”

“Standard Securitization Undertakings” shall mean, with respect to an Asset Securitization, representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary thereof in connection with such Asset Securitization, which are reasonably customary in asset securitizations for the types of assets subject to the respective Asset Securitization.

“Standard & Poor’s Ratings Group” means Standard & Poor’s Ratings Group, a division of The McGraw‑Hill Companies, Inc. and any successor thereto.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” is defined in Section 2.2.

“Subsidiary Guaranty” is defined in Section 2.2.

“Surviving Person” is defined in Section 10.5(b).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Breakage Amount” is defined in Section 8.8.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

“Swap Indemnity Letter” means that certain swap indemnity letter from the Company to the Purchasers relating to cross‑currency swaps of Euro‑denominated Notes.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark‑to‑market values(s) for such Swap Contracts, as determined based upon one or more mid‑market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Swapped Note” is defined in Section 8.7(b).

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“TARGET Settlement Day” means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor thereto) is open for the settlement of payment in Euros.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“USA PATRIOT Act” means United States Public Law 107‑56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly‑owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly‑owned Subsidiaries at such time.

Disclosure Materials

None.

Schedule 5.3
(to Note Purchase Agreement)

Subsidiaries of the Company and
Ownership of Subsidiary Stock

Sensient Technologies Corporation

Name	Incorporation
Domestic

Pointing Color Inc.	Delaware

Sensient Colors LLC	Delaware

Sensient Natural Ingredients LLC	Delaware

Sensient Flavors International, Inc.	Indiana

Sensient Flavors LLC	Delaware

Sensient Holding Company LLC	Delaware

Sensient Imaging Technologies Inc.	California

Sensient Technologies Holding Company LLC	Delaware

Sensient Wisconsin L.L.C.	Wisconsin

Schedule 5.4
(to Note Purchase Agreement)

Name	Incorporation
Foreign

Biolux Finance NV	Belgium

DC Flavours Limited	United Kingdom

Pointing Holdings Limited	United Kingdom

Pointing International Ltd.	United Kingdom

Pointing Limited	United Kingdom

Promavil N.V.	Belgium

PT Sensient Technologies Indonesia	Indonesia

Sensient Colors Canada Limited	Canada

Sensient Colors Europe GmbH	Germany

Sensient Colors S.A.	Argentina

Sensient Colors S.A. De C.V.	Mexico

Sensient Colors South Africa (Proprietary) Limited	South Africa

Sensient Colors UK Limited	United Kingdom

Sensient Cosmetic Technologies	France

Sensient Cosmetic Technologies E Corantes, Importação E Exportação Do Brasil Ltda	Brazil
English: Sensient Cosmetic Technologies Brazil

Sensient Cosmetic Technologies Poland, Sp Z o.O.	Poland

Sensient Costa Rica S.r.l.	Costa Rica

Sensient Dehydrated Flavors B.V.	Netherlands

Sensient Dehydrated Flavors Canada, Inc.	Canada

Sensient Natural Ingredients (Qingdao) Co. Ltd.	China

Sensient Natural Ingredients	France

5.4-2

Name	Incorporation
Foreign

Sensient European Shared Services Center S.R.O.	Czech Republic

Sensient Finance (Alberta) Limited Partnership	Canada

Sensient Finance Ireland Limited	Ireland

Sensient Finance Luxembourg S.a.r.l.	Luxembourg

Sensient Flavors Austria GmbH	Austria

Sensient Flavors Belgium NV	Belgium

Sensient Flavors Canada, Inc.	Ontario

Sensient Flavors Central America S.R.L.	Costa Rica

Sensient Flavors & Fragrances SAS	France

Sensient Flavors & Fragrances GmbH & Co KG	Germany

Sensient Flavors GmbH	Germany

Sensient Flavors Italy S.R.L.	Italy

Sensient Flavors Limited	United Kingdom

Sensient Flavors Mexico, S.A. De C.V.	Mexico

Sensient Flavors Poland Sp. Z o.O.	Poland

Sensient Flavors Romania S.R.L.	Romania

Sensient Flavors Scandinavia AB	Sweden

Sensient Flavors Strasbourg	France

Sensient Flavors Ukraine	Ukraine

Sensient Flavors Wales Limited	United Kingdom

Sensient Flavours & Fragrances Industry and Trade LC	Turkey

Sensient Flavours and Fragrances South Africa (Proprietary) Ltd	South Africa

Sensient Food Colors Czech Republic Cz S.R.O.	Czech Republic

5.4-3

Name	Incorporation
Foreign

Sensient Food Colors France	France

Sensient Food Colors Hungary KFT	Hungary

Sensient Food Colors Italy S.R.L.	Italy

Sensient Food Colors Poland Sp.Zo.O	Poland

Sensient Food Colors Smn D.O.O.	Serbia & Montenegro

Sensient Food Colors The Netherlands BV	Netherlands

Sensient Fragrances Guatemala, S.A.	Guatemala

Sensient Fragrances Mexico, S.A. De C.V.	Mexico

Sensient Fragrances, S.A.	Spain

Sensient Holding I B.V.	Netherlands

Sensient Holding II B.V.	Netherlands

Sensient Holding III B.V.	Netherlands

Sensient Holding (Alberta) Limited Partnership	Canada

Sensient Holdings Malta Ltd	Malta

Sensient Holdings UK	United Kingdom

Sensient Imaging Technologies GmbH	Germany

Sensient Imaging Technologies SA	Switzerland

Sensient Imaging Technologies S.A. De C.V.	Mexico

Sensient India Private Limited	India

Sensient Technologies Asia Pacific PTE, Ltd.	Singapore

Sensient Technologies Australia Pty, Ltd.	Australia

Sensient Technologies Brazil Ltda.	Brazil

Sensient Technologies Colombia Ltda.	Colombia

5.4-4

Name	Incorporation
Foreign

Sensient Technologies Corp. (China) Ltd	China

Sensient Technologies Corporation (Japan)	Japan

Sensient Technologies Holding Deutschland GmbH	Germany

Sensient Technologies Hong Kong Ltd	China

Sensient Technologies Limited	United Kingdom

Sensient Technologies Luxembourg S.a.r.l.	Luxembourg

Sensient Technologies MENA FZE	United Arab Emirates

Sensient Technologies (Philippines), Inc.	Philippines

Sensient Technologies Real Estate GmbH	Germany

Sensient Technologies (Thailand), Ltd.	Thailand

Sensient Vermögensverwaltungsgesellschaft mbh	Germany

Societe Civile Immobiliere Griseda	France

Universal Holdings Cayman	British West Indies

5.4-5

Financial Statements

Annual Financial Statement of Sensient Technologies Corporation on Form 10-K as of and for the fiscal year ended December 31, 2014.

Schedule 5.5
(to Note Purchase Agreement)

Existing Debt
Sensient Technologies Long-Term Debt Summary

Total Debt

(in thousands)	9/30/15	12/31/14
Short-term borrowings	$24,945	$15,888
Long-term debt	604,629	451,011
Total	629,574	466,900

Short-Term Borrowings

(in thousands)	9/30/15	12/31/14
Uncommitted loans	$24,152	$14,086
Loans of foreign subsidiaries	793	1,802
Total	24,945	15,888

Long-Term Debt

(in thousands)	9/30/15	12/31/14
3.66% senior notes due November 2023	$75,000	$75,000
3.06% Euro-denominated senior notes due November 2023	42,748	46,270
4.47% senior notes due November 2018	25,000	25,000
4.14% senior notes due November 2017	25,000	25,000
4.91% senior notes due through May 2017	77,000	88,000
3.77% senior notes due November 2016	25,000	25,000
Long-term revolving loan agreement[1]	333,260	164,738
Various other notes	1,621	2,003
	604,629	451,011
Less current maturities	-	-
Total long-term debt	$604,629	$451,011

1               Long-term revolving loan agreement includes term loan and reclassification of short-term debt.

Schedule 5.15
(to Note Purchase Agreement)

Existing Investments

None.

Schedule 6
(to Note Purchase Agreement)

Swap Agreements

 [to be determined]

Schedule 8.7
(to Note Purchase Agreement)

[Form of Series F Note]

Sensient Technologies Corporation

1.848% Senior Note, Series F, due November 6, 2022

No.	[Date]
€	PPN 81725T F@4

For Value Received, the undersigned, Sensient Technologies Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to _______________, or registered assigns, the principal sum of €____________ (or so much thereof as shall not have been prepaid) on November 6, 2022, with interest (computed on the basis of a 360‑day year of twelve 30‑day months) on the unpaid balance hereof at the rate of (a) 1.848% per annum from the date hereof, payable semiannually, on the sixth day of May and November in each year, commencing with the May or November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make‑Whole Amount or Swap Breakage Amount (each, as defined in the Note Purchase Agreement referred to below), at a rate per annum from time to time equal to the greater of (i) 3.848% or (ii) 2% over the rate of interest publicly announced by Barclays Bank PLC from time to time in London, England as its “base” or “prime” rate for Euros, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and (with respect to this Note if it is a Non‑Swapped Note) any Make‑Whole Amount with respect to this Note are to be made in Euros at Citibank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes, Series F, issued pursuant to the Note Purchase Agreement, dated as of November 6, 2015 (as from time to time amended, the “Note Purchase Agreement”), among the Company and the Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit 1
(to Note Purchase Agreement)

The Company will make required prepayments of the principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount or Swap Breakage Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice‑of‑law principles of the law of such State that would require application of the laws of a jurisdiction other than such State.

Sensient Technologies Corporation

By
Name:
Title:

Guaranty Agreement

Dated as of _______________

Re:           €66,856,837.23 1.848% Senior Notes, Series F, due November 6, 2022

of

Sensient Technologies Corporation

Exhibit 2.2
(to Note Purchase Agreement)

Table of Contents

(Not a part of the Agreement)

Guaranty Agreement

Re:           €66,856,837.23 1.848% Senior Notes, Series F, due November 6, 2022
of
Sensient Technologies Corporation

           This Guaranty Agreement dated as of ________________ (the or this “Guaranty”) is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a “Guaranty Supplement”) (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).

Recitals

           A.           Each Guarantor is a subsidiary of Sensient Technologies Corporation, a Wisconsin corporation (the “Company”).

           B.           In order to refinance certain debt and for general corporate purposes, the Company has entered into that certain Note Purchase Agreement dated as of November 6, 2015 (the “Note Purchase Agreement”) among the Company and each of the purchasers named on Schedule A thereto (the “Initial Note Purchasers”; the Initial Note Purchasers, together with their successors, assigns or any other future holder of the Notes (as defined below), the “Holders”), providing for, inter alia, the issue and sale by the Company to the Initial Note Purchasers of €66,856,837.23 aggregate principal amount of its 1.848% Senior Notes, Series F, due November 6, 2022 (the “Series F Notes” or the “Notes”).

           C.           Pursuant to Section 9.7 of the Note Purchase Agreement, the Company has elected to cause each of the undersigned to enter into this Guaranty as security for the Notes.

           D.           Each of the Guarantors is a Subsidiary of the Company and has derived substantial direct and indirect benefit from the sale of the Notes to the Initial Note Purchasers.

Now, therefore, as permitted by Section 9.7 of the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

Section 1.           Definitions.

Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

Section 2.           Guaranty of Notes and Note Purchase Agreement.

           (a)           Subject to the limitation set forth in Section 2(b) hereof, each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders:  (1) the full and prompt payment of the principal of, premium, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, premium, if any, or interest at the rate set forth in the Notes and interest accruing at the then applicable rate provided in the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post‑filing or post‑petition interest is allowed in such proceeding) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes and the Note Purchase Agreement and (3) the full and prompt payment, upon demand by any Holder, of all costs and expenses, legal or otherwise (including attorneys’ fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreement or under this Guaranty or in any consultation or action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or Note Purchase Agreement or any of the terms thereof or any other like circumstance or circumstances.

           (b)           The liability of each Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor, contingent or otherwise, result in the obligations of such Guarantor hereunder not constituting a fraudulent transfer, obligation or conveyance.

Section 3.           Guaranty of Payment and Performance.

This is a guarantee of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreement be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy.  Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy.  The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Debt, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Debt, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

Section 4.           General Provisions Relating to the Guaranty.

           (a)           Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

           (1)            extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Debt, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Debt, liability or obligations of the Company on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or this Guaranty; or

           (2)            sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Debt, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes; or

           (3)            settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes.

Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

           (b)           Each Guarantor hereby waives, to the fullest extent permitted by law:

           (1)            notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Debt, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

           (2)           demand of payment by any Holder from the Company or any other Person indebted in any manner on or for any of the Debt, liabilities or obligations hereby guaranteed; and

           (3)           presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than by payment in full of the Notes and the obligations of the Company under the Note Purchase Agreement), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set‑off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

           (c)           The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, and shall remain in full force and effect until the entire principal, interest and premium, if any, on the Notes and all other sums due pursuant to Section 2 shall have been paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to or the consent of the Guarantors:

           (1)            the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company, any other Guarantors or any other Person on or in respect of the Notes or under the Note Purchase Agreement or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Purchase Agreement or any other agreement or of any other Guarantors to execute and deliver this Guaranty or any other agreement or to perform any of its obligations hereunder or the existence or continuance of the Company or any other Person as a legal entity; or

           (2)            any default, failure or delay, willful or otherwise, in the performance by the Company, any other Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

           (3)            any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company, any other Guarantor or any other Person or in respect of the property of the Company, any other Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Company, any other Guarantor or any other Person; or

           (4)            impossibility or illegality of performance on the part of the Company, any other Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreement, this Guaranty or any other agreements; or

           (5)            in respect of the Company, any other Guarantors or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company, any other Guarantors or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company, any other Guarantors or any other Person and whether or not of the kind hereinbefore specified; or

           (6)            any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Company, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

           (7)            any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

           (8)            the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

           (9)            any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Company, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or failure to resort for payment to the Company, any other Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

           (10)          the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

           (11)          any merger or consolidation of the Company, any other Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any other Guarantor or any other Person to any other Person, or any change in the ownership of any shares of the Company, any other Guarantor or any other Person; or

           (12)          any defense whatsoever that:  (i) the Company or any other Person might have to the payment of the Notes (principal, premium, if any, or interest), other than payment thereof in Federal or other immediately available funds, or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Company, any other Guarantor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding‑up or otherwise, other than the defense of indefeasible payment in full in cash of the Notes; or

           (13)          any act or failure to act with regard to the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

           (14)          any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement, other than the defense of indefeasible payment in full in cash of the Notes;

provided that the specific enumeration of the above‑mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, premium, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and all other sums due and payable under the Note Purchase Agreement, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time.  Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

           (d)           All rights of any Holder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Company.

           (e)           To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Company with respect to the Notes and the Note Purchase Agreement and by the Guarantors under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Company under or in respect of the Notes and the Note Purchase Agreement and all amounts due and owing by the Guarantors hereunder have indefeasibly been finally paid in cash in full.  If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the indefeasible payment in cash in full of the Notes and all other amounts payable under the Notes, the Note Purchase Agreement and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreement and this Guaranty, whether matured or unmatured. Each Guarantor acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.

           (f)           To the extent of any payments made under this Guaranty, each Guarantor making such payment shall have a right of contribution from the other Guarantors, but such Guarantor covenants and agrees that such right of contribution shall be subordinate in right of payment to the rights of the Holders for which full payment has not been made or provided for and, to that end, such Guarantor agrees not to claim or enforce any such right of contribution unless and until all of the Notes and all other sums due and payable under the Note Purchase Agreement have been fully and irrevocably paid and discharged.

           (g)           Each Guarantor agrees that to the extent the Company, any other Guarantor or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made.  The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

           (h)           No Holder shall be under any obligation:  (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors’ burden, any right to which each Guarantor hereby expressly waives.

           (i)           The obligations of each Guarantor under this Guaranty rank pari passu in right of payment with all other Debt of such Guarantor which is not secured or which is not expressly subordinated in right of payment to any other Debt of such Guarantor.

Section 5.           Representations and Warranties of the Guarantors.

Each Guarantor represents and warrants to each Holder that:

           (a)           Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, operations, affairs, financial condition, assets or properties of such Guarantor and its subsidiaries, taken as a whole, or (2) the ability of such Guarantor to perform its obligations under this Guaranty, or (3) the validity or enforceability of this Guaranty (herein in this Section 5, a “Material Adverse Effect”).  Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

           (b)           This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           (c)           The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its subsidiaries under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter document or by‑law, or any other agreement or instrument to which such Guarantor or any of its subsidiaries is bound or by which such Guarantor or any of its subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the such Guarantor or any of its subsidiaries.

           (d)           No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

           (e)           Such Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.  Such Guarantor does not intend to incur, or believe or should have believed that it will incur, debts beyond its ability to pay such debts as they become due.  Such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty.  Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

Section 6.           Guarantor Covenants.

From and after the date of issuance of the Notes by the Company and continuing so long as any amount remains unpaid thereon each Guarantor agrees to comply with the terms and provisions of Sections 9.1, 9.2, 9.3, 9.4 and 9.5 of the Note Purchase Agreement, insofar as such provisions apply to such Guarantor, as if said Sections were set forth herein in full.

[Section 7.           Payments Free and Clear of Taxes.]

[In the event any Guarantor is organized under the laws of any jurisdiction other than any state of the United States or the District of Columbia, the following Section 7 shall be added to the Guaranty]

[All payments whatsoever under this Guaranty will be made by such Guarantor in lawful currency of the United States of America (“Dollars”) or Euros in accordance with Section 22.9 of the Note Purchase Agreement free and clear of, and without liability or withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by a Guarantor under this Guaranty, such Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each Holder such additional amounts as may be necessary in order that the net amounts paid to such Holder pursuant to the terms of this Guaranty after such deduction, withholding or payment (including without limitation any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such Holder under the terms of this Guaranty before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

           (a)            any Tax that would not have been imposed but for the existence of any present or former connection between such Holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation or any Person other than the Holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including without limitation such Holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for such Guarantor, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Guaranty or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax;

           (b)            any Tax that would not have been imposed but for the delay or failure by such Holder (following a written request by such Guarantor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such Holder to avoid or reduce such Taxes and that in the case of any of the foregoing would not result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such Holder, provided that such Holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms as may be specified in a written request of such Guarantor no later than 60 days after receipt by such Holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

           (c)            any combination of clauses (a) and (b) above;

and provided further that in no event shall such Guarantor be obligated to pay such additional amounts (i) to any Holder not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that such Guarantor would be obligated to pay if such Holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty at the time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) to any Holder registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and such Guarantor shall have given timely notice of such law or interpretation to such Holder.

By acceptance of any Note, each Holder agrees that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by such Guarantor all such forms, certificates, documents and returns provided to such Holder by such Guarantor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such Holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide such Guarantor with such information with respect to such Holder as such Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this Section 7 shall require any Holder to provide information with respect to any such Form or otherwise if in the opinion of such Holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such Holder, and provided further that each such Holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such Holder to such Guarantor or mailed to the appropriate taxing authority, whichever is applicable, within 60 days following a written request of such Guarantor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

On or before the date of the Closing such Guarantor will furnish you with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in a Taxing Jurisdiction pursuant to clause (b) of the first paragraph of this Section 7, if any, and in connection with the transfer of any Note such Guarantor will furnish the transferee of such Note with copies of any Form and English translation then required.

If any payment is made by such Guarantor to or for the account of the Holder of any Note after deduction for or on account of any Taxes, and increased payments are made by such Guarantor pursuant to this Section 7, then, if such Holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such Holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to such Guarantor such amount as such Holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding.  Nothing herein contained shall interfere with the right of any Holder to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Holder shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any Holder to disclose any information relating to its tax affairs or any computations in respect thereof.

Such Guarantor will furnish the Holders, promptly and in any event within 60 days after the date of any payment by such Guarantor of any Tax in respect of any amounts paid under this Guaranty, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of such Guarantor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any Holder.

If such Guarantor makes payment to or for the account of any Holder and such Holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such Holder shall, as soon as practicable after receiving written request from such Guarantor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by such Guarantor, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of such Guarantor under this Section 7 shall survive the payment or transfer of any Note and the provisions of this Section 7 shall also apply to successive transferees of the Notes.]

Section 8.           Governing Law.

           (a)           This Guaranty shall be governed by and construed in accordance with the laws of the State of New York applicable therein.

           (b)           Each Guarantor irrevocably submits to the non‑exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating solely to this Guaranty or the Notes.  To the fullest extent permitted by applicable law, such Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

           (c)           Each Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

           (d)           Each Guarantor consents to process being served in any suit, action or proceeding solely by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 11, to ____________, as its agent for the purpose of accepting service of any process in the United States.  Such Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

           (e)           Nothing in this Section 8 shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that the Holders may have to bring proceedings against such Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

           (f)           Each Guarantor hereby irrevocably appoints ____________ to receive for it, and on its behalf, service of process in the United States.

           (g)           The parties hereto hereby waive trial by jury in any action brought on or with respect to this Guaranty, the Notes or any other document executed in connection herewith or therewith.

Section 9.           Judgments.

           (a)           Any payment on account of an amount that is payable hereunder in Dollars which is made to or for the account of any Holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of such Guarantor, shall constitute a discharge of the obligation of such Guarantor under this Guaranty only to the extent of the amount of Dollars which such Holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above.  If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such Holder, such Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such Holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order.  As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

           (b)           Any payment on account of an amount that is payable hereunder in Euros which is made to or for the account of any Holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of such Guarantor, shall constitute a discharge of the obligation of such Guarantor under this Guaranty only to the extent of the amount of Euros which such Holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above.  If the amount of Euros that could be so purchased is less than the amount of Euros originally due to such Holder, such Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such Holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order.  As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

Section 10.           Amendments, Waivers and Consents.

(a)           This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders.

(b)           The Guarantors will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.  The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 10 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

(c)           The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

(d)           Any amendment or waiver consented to as provided in this Section 10 applies equally to all Holders and is binding upon them and upon each future holder and upon the Guarantors.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Guarantors and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder.  As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

(e)           Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective subsidiaries or Affiliates shall be deemed not to be outstanding.

Section 11.           Notices; English Language.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

           (1)            if to an Initial Note Purchaser or such Initial Note Purchaser’s nominee, to such Initial Note Purchaser or such Initial Note Purchaser’s nominee at the address specified for such communications in Schedule A to the Note Purchase Agreement, or at such other address as such Initial Note Purchaser or such Initial Note Purchaser’s nominee shall have specified to any Guarantor or the Company in writing,

           (2)            if to any other Holder, to such Holder at such address as such Holder shall have specified to any Guarantor or the Company in writing, or

           (3)            if to any Guarantor, to such Guarantor c/o the Company at its address set forth at the beginning of the Note Purchase Agreement to the attention of ______________, or at such other address as such Guarantor shall have specified to the Holders in writing.

Notices under this Section 11 will be deemed given only when actually received.

[In the event any Guarantor is organized under the laws of any jurisdiction other than any state of the United States or the District of Columbia, the following paragraphs shall be added to Section 11 of the Guaranty]

[Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Guaranty shall be in English or accompanied by an English translation thereof.]

[This Guaranty has been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in ____________ or any other jurisdiction in respect hereof or thereof.]

Section 12.           Miscellaneous.

           (a)           No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity.  No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle any Holder to exercise any remedy reserved to it under the Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

           (b)           The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified in the Note Purchase Agreement, or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

           (c)           Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

           (d)           If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

           (e)           This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid.

(f)           This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 13.           Indemnity.

To the fullest extent of applicable law, each Guarantor shall indemnify and save each Holder harmless from and against any losses which may arise by virtue of any of the obligations hereby guaranteed being or becoming for any reason whatsoever in whole or in part void, voidable, contrary to law, invalid, ineffective or otherwise unenforceable by the Holder or any of them in accordance with its terms (all of the foregoing collectively, an “Indemnifiable Circumstance”).  For greater certainty, these losses shall include without limitation all obligations hereby guaranteed which would have been payable by the Company but for the existence of an Indemnifiable Circumstance, net of any withholding or deduction of or on account of any Relevant Tax in accordance with Section 7 hereof; provided, however, that the extent of the Guarantor’s aggregate liability under this Section 13 shall not at any time exceed the amount (but for any Indemnifiable Circumstance) otherwise guaranteed pursuant to Section 2.

[Intentionally Blank]

           In Witness Whereof, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of this ___ day of ________________.

[Guarantor]

By:
Name:
Title:

[Guarantor]

By:
Name:
Title:

Accepted and Agreed:

Sensient Technologies Corporation

By:
Name:
Title:

Guaranty Supplement

To the Holders of the Notes (as hereinafter
defined) of Sensient Technologies
Corporation (the “Company”)

Ladies and Gentlemen:

Whereas, in order to refinance certain debt and for general corporate purposes, the Company issued €66,856,837.23 aggregate principal amount of its 1.848% Senior Notes, Series F, due November 6, 2022 (the “Series F Notes” or  the “Notes”) pursuant to that certain Note Purchase Agreement dated as of November 6, 2015 (the “Note Purchase Agreement”) among the Company and each of the purchasers named on Schedule A thereto (the “Initial Note Purchasers”).

Whereas, as pursuant to the terms of the Note Purchase Agreement, certain subsidiaries of the Company may enter into a Guaranty Agreement as security for the Notes (the “Guaranty”).

Pursuant to Section 9.7 of the Note Purchase Agreement, the Company has agreed to cause the undersigned, ______________, a ______________ organized under the laws of _______________ (the “Additional Guarantor”), to join in the Guaranty.  In accordance with the requirements of the Guaranty, the Additional Guarantor desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty for the obligations of the Company under the Note Purchase Agreement and Notes to the extent and in the manner set forth in the Guaranty.

The undersigned is the duly elected ______________ of the Additional Guarantor, a subsidiary of the Company, and is duly authorized to execute and deliver this Guaranty Supplement to each of you.  The execution by the undersigned of this Guaranty Supplement shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty.

Upon execution of this Guaranty Supplement, the Guaranty shall be deemed to be amended as set forth above.  Except as amended herein, the terms and provisions of the Guaranty are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

Dated:  _________________, _____.

[Name of Additional Guarantor]

By
Its

Form of Opinion of Special Counsel for the Company

[Form assumes no Guaranty will be delivered at Closing]

To:           The addressees listed on
     Schedule 1 hereto

November 6, 2015

Re:           Sensient Technologies Corporation
                 €66,856,837.23 1.848% Senior Notes, Series F, due November 6, 2022

Ladies and Gentlemen,

We have acted as special New York counsel to Sensient Technologies Corporation, a Wisconsin corporation (the Issuer), in connection with (a) the Note Purchase Agreement, dated as of November [6], 2015 (the Note Purchase Agreement), entered into by the Issuer with each of the purchasers named in Schedule A thereto (each, a Purchaser) and (b) the issue and sale of the €66,856,837.23 1.848% Senior Notes, Series F, due November 6, 2022 purchased by you on the date hereof pursuant thereto (the Notes and, together with the Note Purchase Agreement, the Documents).

The opinions expressed below are furnished to you at the request of the Issuer pursuant to Section 4.4(a)(i) of the Note Purchase Agreement.  Capitalized terms used herein but not otherwise defined shall have their respective meanings attributed thereto in Schedule B to the Note Purchase Agreement. As used herein, the term Material Adverse Effect means a material adverse effect on the business, operations, property or financial condition of the Issuer.

In that connection, we have reviewed counterparts of the Documents.

A.           SCOPE OF REVIEW AND RELIANCE

For purposes of this opinion letter, we have reviewed such documents and made such other investigation as we have deemed appropriate.  As to certain matters of fact material to the opinions expressed, we have relied on the representations and statements of fact made in the Documents, officer’s certificates and documents provided by the Issuer.  We have not independently verified or established the facts so relied on.

B.           ASSUMPTIONS

In giving this opinion letter, we have made the following assumptions, which we have not independently verified or established and on which we express no opinion:

1.           We have assumed the legal capacity of all signatories, the genuineness of all signatures, the conformity to original documents and the completeness of all documents submitted to us as copies or received by us by facsimile or other electronic transmission, and the authenticity and completeness of the originals of those documents and of all documents submitted to us as originals.

Exhibit 4.4(a)(i)
(to Note Purchase Agreement)

2.           We have assumed that each party to the Documents is duly organized, validly existing and in good standing under the laws of each jurisdiction where each party is required to be so qualified, has the power and authority to execute, deliver and perform the Documents to which it is a party, has taken all action necessary to authorize the execution, delivery and performance of the Documents, and has duly authorized, executed and delivered those Documents.

3.           We have assumed that, to the extent we have not expressly opined thereon in paragraphs C.1 below, the Documents constitute the valid and binding obligations of the parties to them, enforceable against those parties in accordance with their respective terms.

4.           We have assumed that, to the extent we have not expressly opined thereon in paragraphs C.2 below, all authorizations, approvals and consents of, and all filings and registrations with, governmental and regulatory authorities and agencies required for the execution, delivery and performance of the Documents have been obtained or made.

5.           We have assumed that the Issuer is not party to any agreement, or subject to any writ or order, that might affect any of our opinions below.

6.           We have assumed, to the extent we have not expressly opined thereon in paragraphs C.3 below, the execution, delivery and performance of the Documents by the respective parties thereto do not and will not contravene or conflict with any law, rule or regulation binding upon such party, the constitutive documents of any party, any agreement or instrument to which any such party is a party or by which its properties or assets are bound, or any judicial or administrative judgment, injunction, order or decree binding upon any such party or its properties.

7.           We have assumed that no law other than the Applicable Laws (as defined below) would affect any of the conclusions stated in this opinion letter.

8.           We have assumed that the purchase and sale of the Notes will be made in compliance with, and in the manner contemplated by, the Note Purchase Agreement and that each Purchaser is acquiring its Notes without any present intention to distribute the Notes.

9.           We have assumed as to matters of fact the accuracy of the representations and warranties, and compliance with the agreements, contained in the Note Purchase Agreement (and there are no facts, circumstances or matters that may be material to the opinions set out herein and that have not been disclosed to us) and due performance by each of them and any other applicable person of the undertakings and agreements set forth therein.

E-4.4(a)(i)-2

           10.           We have assumed that that there is not and will not be any other agreement that modifies the agreements expressed in the Documents.

           11.           We have been retained as special New York counsel to the Issuer in connection with the transactions contemplated by the Documents and have not represented the Issuer in any other capacity and are not familiar with the nature and full extent of its assets, activities and operations.  Accordingly, we have assumed that the assets, activities and operations of the Issuer are not of such a nature as to cause the transactions contemplated by the Documents to be governed by laws or regulations of any of the Sates of the United States, including the State of New York, or of the United States applicable only because of particular assets, activities or operations and not applicable to business corporations generally.  We have also assumed that the Issuer is in compliance with all laws and regulations applicable to it because of the nature of its assets, activities and operations and not applicable to business corporations generally if non-compliance impairs or affects the enforceability of the Documents, that the execution and delivery of the Documents and the performance of the Documents will not violate any of those laws or regulations, and that none of those laws or regulations prohibits, invalidates or affects the execution and delivery of the Documents or the performance of the Documents by the Issuer.

C.           OPINIONS

Based on the foregoing and subject to the limitations and qualifications below, we are of the opinion that:

           1.           Each of the Documents constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.

           2.           No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States or of the State of New York is required on the part of the Issuer under Applicable Law for the execution, delivery or performance by the Issuer of the Note Purchase Agreement or the Note (other than (i) the filing of a Current Report on Form 8-K with respect to the Note Purchase Agreement with the Securities and Exchange Commission, (ii) any consents, authorizations, approvals, registrations, notices, filings and declarations that have been obtained or made and are in full force and effect and (iii) those consents, authorizations, approvals, notices and filings that, individually or in the aggregate, if not obtained or made would not to our knowledge have a Material Adverse Effect).

           3.           The execution and delivery by the Issuer of the Documents do not, and the performance by the Issuer of its obligations under the Documents will not, result in any violation of any Applicable Laws (as defined in D.2 below).

           4.           It is not necessary in connection with the offer, sale and delivery of the Note, under the circumstances contemplated by the Note Purchase Agreement, to register the Note under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the Note under the Trust Indenture Act of 1939, as amended.  We express no opinion as to when or under what circumstances the Notes may be subsequently reoffered or resold.

E-4.4(a)(i)-3

D.           LIMITATIONS AND QUALIFICATIONS

           1.           Our opinions are subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, preference, equitable subordination, moratorium and other similar laws affecting the rights and remedies of creditors generally and to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.  Our opinions are also subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.  We give no opinion as to the availability of equitable remedies.

           2.           We are admitted to practice in the State of New York, and our opinions are limited to the federal law of the United States and the law of the State of New York.  No opinion is expressed on matters of fact.  In addition, our opinions in paragraphs C.2 and C.2 above are limited to Applicable Laws.  For purposes of this opinion letter, Applicable Laws means the statutory laws, rules and regulations of the State of New York and the federal statutory laws, rules and regulations of the of the United States of America, in each case to the extent they are normally applicable to general business organizations not engaged in any regulated business activity and to transactions of the type provided for in the Documents, but excluding (i) any law, rule or regulation relating to the securities or “blue sky” laws of any state of the United States, including the State of New York, or any respective rules or regulations issued thereunder, (ii) the Commodity Exchange Act and any rules or regulations promulgated thereunder, and (iii) any state or federal antifraud laws or any similar laws, or any state or federal laws relating to foreign assistance, corrupt practices, terrorism or money laundering.

           3.           We express no opinion as to the enforceability of (a) any waiver of any applicable defenses, rights of set-off, claims or counterclaims that are not capable of waiver, (b) any provision relating to the severability of provisions in the Documents, (c) any provision of the Documents to the effect that terms may not be waived or modified except in writing or (d) any indemnification, contribution, exculpation or exoneration provision that may violate any law, rule or regulation (including any securities law, rule or regulation) or is contrary to public policy.

           4.           Our opinions do not address (a) the effect on our opinions of laws not addressed by our opinions, (b) the performance or enforcement of any provision of the Documents in any jurisdiction other than the State of New York or (c) the tax laws or regulations of the United States, the State of New York or any other jurisdiction, and none of our opinions should be construed, directly or indirectly, as tax advice.

           5.           The selection of New York law as the governing law of the Note Purchase Agreement and the Notes is expressly permitted by New York General Obligations Law Section 5‑1401, but the enforceability of this selection may be subject to limitations under the Constitution of the United States of America.  Furthermore, if the selection of New York law as the governing law is so limited, the submission by a party to the Note Purchase Agreement or the Notes to the jurisdiction of the courts of the State of New York on the basis of New York General Obligations Law section 5-1402 may not be valid.

E-4.4(a)(i)-4

           6.           We express no opinion as to whether any court outside the State of New York would give effect to the choice of New York law provided for in the Note Purchase Agreement or the Notes.

           7.           We note that, under certain circumstances, the U.S. federal courts located in the State of New York may decline to exercise subject-matter jurisdiction to adjudicate a controversy relating to or arising under the Note Purchase Agreement or the Notes.  Furthermore, despite any waivers contained in the Note Purchase Agreement or the Notes, a court of the State of New York or a U.S. federal court has the power to transfer or dismiss an action on the grounds that the court is an inconvenient forum for that action.

           8.           In connection with the provisions of the Note Purchase Agreement and Notes under which the parties submit to the jurisdiction of the U.S. federal courts in the Borough of Manhattan, the City of New York, State of New York, we note the limitations on original jurisdiction of the U.S. federal courts under 28 U.S.C. §§ 1331 and 1332.

           9.           We note that effective enforcement of a foreign currency claim in the courts of the State of New York or the U.S. federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of the claim) be converted into U.S. dollars at the rate of exchange prevailing on the date of judgment or decree by the New York court or U.S. federal court.

           10.           We express no opinion as to the effect of the laws of any jurisdiction in which any of the parties to the Documents are located (other than the State of New York, as the case may be) that limit the interest, fees or other charges such party may impose.

This letter speaks only as of the date above.  We undertake no obligation to advise you or any other person of changes in law or fact that occur or that are disclosed to us after the date of this letter, whether or not such change may affect the opinion expressed herein.

The opinions expressed herein are solely for your benefit and, without our prior written consent, neither our opinions nor this opinion letter may be disclosed publicly to or relied upon by any other person, except that any holder of a Note (a) may show this opinion letter to a prospective transferee, and provide a copy of this opinion letter to a transferee, of a Note transferred in accordance with the Note Purchase Agreement and (b) may show a copy of this opinion letter to any governmental authority pursuant to requirements of applicable law or regulations or the United States National Association of Insurance Commissioners or any rating agency reviewing the investment holdings of such holder.

Sincerely yours,

E-4.4(a)(i)-5

Schedule I

Addressees

E-4.4(a)(i)-6

Form of Opinion of General Counsel for the Company
[Form assumes no Guaranty will be delivered at Closing]

November __, 2015

To each of the Addressees
listed on Schedule I hereto

Sensient Technologies Corporation

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary of Sensient Technologies Corporation, a Wisconsin corporation (the “Company”), and I am furnishing this opinion to you pursuant to Section 4.4(a)(ii) of the Note Purchase Agreement, dated as of November 6, 2015 (the “Note Purchase Agreement”), entered into by the Company with each of the purchasers named in Schedule A thereto.  Unless otherwise defined herein, capitalized terms defined in the Note Purchase Agreement are used herein as defined therein.

In arriving at the opinions expressed below, I have examined and relied on the following (including, but not limited to, the representations and warranties as to factual matters contained therein):

           1.           originals, or copies certified or otherwise identified to my satisfaction, of the Note Purchase Agreement and the Notes purchased by you today pursuant thereto (collectively, the “Documents”);

           2.           such corporate documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and other Persons as I have deemed necessary or appropriate for the purposes of this opinion; and

I have made such investigations of law as I have deemed appropriate as a basis for this opinion.

In rendering the opinions expressed below, I have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity and completeness of all documents submitted to me as originals, (b) the genuineness of all signatures (other than the signatures of officers of the Company) on all documents that I examined, (c) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or photostatic copies and (d) the enforceability of each Document against each party thereto (other than the Company).

Based upon and subject to the foregoing and the qualifications hereinafter set forth, I am of the opinion that:

Exhibit 4.4(a)(ii)
(to Note Purchase Agreement)

           1.           The Company is duly incorporated, validly existing and in good standing under the laws of the State of Wisconsin and has the corporate power and authority to own and operate its respective property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.  The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the Company.

           2.           The Company has the corporate power and authority to execute, deliver and perform its obligations under the Documents and to issue and deliver the Notes.  The execution, delivery and performance by the Company of the Documents and the consummation of the transactions set forth therein have been duly authorized and approved by all necessary corporate action of the Company.

           3.           The Documents have been duly executed and delivered on behalf of the Company.

           4.           No consent or authorization of, approval by, notice to, or filing with, any United States federal or Wisconsin governmental authority is required under United States federal or Wisconsin law to be obtained or made on or prior to the date hereof by the Company in connection with its execution and delivery of, or performance of its payment obligations under, the Documents or in connection with the validity or enforceability against it of the Documents, except for (i) the filing of a Current Report on Form 8‑K with respect to the Note Purchase Agreement with the Securities and Exchange Commission, (ii) any consents, authorizations, approvals, registrations, notices, filings and declarations that have been obtained or made and are in full force and effect and (iii) those consents, authorizations, approvals, notices and filings that, individually or in the aggregate, if not obtained or made would not to my knowledge have a material adverse effect on the business, operations, property or financial condition of the Company.

           5.           The execution and delivery by the Company of the Documents, the issue and sale of the Notes, and the performance by the Company of its payment obligations under the Documents, all as provided therein, (x) will not violate (i) the articles of incorporation or bylaws of the Company, (ii) any existing judgment, order or decree known to me of any arbitrator, court or other governmental authority binding upon the Company or to which the Company is subject, (iii) any existing law, rule or regulation of the United States or the State of Wisconsin applicable to the Company or (iv) any material agreement known to me and binding upon the Company, and (y) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Company.  Neither the issuance of the Notes, nor the intended use of the proceeds of the Notes (as set forth in Section 5.14 of the Note Purchase Agreement), will violate Regulations T, U or X of the Federal Reserve Board.

E-4.4(a)(ii)-2

           6.           To my knowledge, there are no pending or overtly threatened actions or proceedings against the Company before any court, governmental agency or other regulatory authority or arbitrator which purport to affect the legality, validity, binding effect or enforceability of the Documents or which could reasonably be expected to have a material adverse effect on the financial condition or operations of the Company.

           7.           None of the Company, any Person controlling the Company, or any Subsidiary of the Company is an “Investment Company” within the meaning of the Investment Company Act of 1940.

           8.           The rates of interest provided in the Documents do not violate any law, rule or regulation of the State of Wisconsin relating to interest or usury.

I am admitted to the bar in the State of Wisconsin.  I express no opinion as to the laws of any jurisdiction other than the State of Wisconsin and the laws of the United States of America, as currently in effect, in each case that in my experience are generally applicable to transactions of this type.  Insofar as my foregoing opinions depend on matters governed by the laws of any other jurisdiction, I have assumed, with your permission and without investigation, that the laws of such other jurisdiction are the same as those of the State of Wisconsin.  This opinion speaks only as of the date hereof and I assume no responsibility to update my opinion due to any change in fact or law.

The opinions expressed herein are solely for your benefit and, without my prior written consent, neither my opinions nor this opinion letter may be disclosed publicly to or relied upon by any other person, except that any holder of a Note (a) may show this opinion letter to a prospective transferee, and provide a copy of this opinion letter to a transferee, of a Note transferred in accordance with the Note Purchase Agreement and (b) may show a copy of this opinion letter to any governmental authority pursuant to requirements of applicable law or regulations or the United States National Association of Insurance Commissioners or any rating agency reviewing the investment holdings of such holder.

Very truly yours,

E-4.4(a)(ii)-3

Schedule I

Addressees

E-4.4(a)(ii)-4

Form of Opinion of Special Counsel for the Purchasers

(Delivered to Purchasers only)

Exhibit 4.4(b)
(to Note Purchase Agreement)